                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                       INTERNATIONAL MULTIFOODS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                      INTERNATIONAL MULTIFOODS CORPORATION
                              33 SOUTH 6TH STREET
                                 P.O. BOX 2942
                          MINNEAPOLIS, MINNESOTA 55402
                                  612-340-3300

                                  MAY 15, 1997

Dear Stockholder:

    You are cordially invited to attend the 1997 Annual Meeting of Stockholders of International Multifoods Corporation. The meeting will be held on Friday, June 20, 1997, at 10:00 a.m. local time, in the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota. The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters to be acted upon during the meeting.

    Your copy of the Annual Report to Stockholders for the fiscal year ended February 28, 1997 is enclosed or has been sent to you.

    WE HOPE THAT YOU WILL BE ABLE TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE IN ORDER TO MAKE CERTAIN THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

                                           Sincerely,

                                               [SIG]

                                           Gary E. Costley, Ph.D.
                                           CHAIRMAN, PRESIDENT AND
                                           CHIEF EXECUTIVE OFFICER

                      INTERNATIONAL MULTIFOODS CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 20, 1997

TO THE STOCKHOLDERS OF
INTERNATIONAL MULTIFOODS CORPORATION:

    The Annual Meeting of Stockholders of International Multifoods Corporation (the "Company") will be held on Friday, June 20, 1997, at 10:00 a.m. local time, in the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, for the following purposes:

    1.  To elect three directors for a term of three years;

    2. To consider and vote on a proposal to approve the Company's 1997 Stock-Based Incentive Plan;

    3. To approve the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending February 28, 1998; and

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Holders of record of the Company's Common Stock as of the close of business on May 1, 1997 are entitled to notice of and to vote at the meeting and any adjournment thereof.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE STAMP IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          FRANK W. BONVINO
                                          SECRETARY

May 15, 1997

                      INTERNATIONAL MULTIFOODS CORPORATION
                              33 SOUTH 6TH STREET
                                 P.O. BOX 2942
                          MINNEAPOLIS, MINNESOTA 55402

                                PROXY STATEMENT
                                      FOR
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 20, 1997

                                GENERAL MATTERS

SOLICITATION OF PROXIES

    This Proxy Statement and the enclosed form of proxy are being furnished to stockholders of International Multifoods Corporation (the "Company") in connection with the Annual Meeting of Stockholders of the Company to be held on June 20, 1997, and any adjournment thereof (the "Annual Meeting"). The Board of Directors of the Company is soliciting proxies for voting on the matters described in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed form of proxy, along with the Company's Annual Report to Stockholders, are first being sent to stockholders of the Company on or about May 15, 1997. The Company is paying the costs of solicitation, including the cost of preparing and mailing this Proxy Statement. The Company has retained Georgeson & Company Inc. to assist in the solicitation of proxies from stockholders for a fee of $6,000 plus out-of-pocket expenses. The solicitation by mail may be followed by solicitation in person, or by telephone or facsimile, by regular employees of the Company without additional compensation or by employees of Georgeson & Company Inc. The Company will reimburse brokers, banks and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to the Company's stockholders.

VOTING PROCEDURES

    Only stockholders of record as of the close of business on May 1, 1997 will be entitled to vote at the Annual Meeting. As of that date, there were 18,002,919 shares of Common Stock, par value $.10 per share ("Common Stock"), issued and outstanding and entitled to vote at the Annual Meeting. Stockholders are entitled to one vote for each share held.

    The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Assuming a quorum is present, the three director nominees receiving the most votes for their election will be elected directors. With respect to the approval of all other matters to come before the Annual Meeting, including the Company's 1997 Stock-Based Incentive Plan and the appointment of KPMG Peat Marwick LLP as the independent auditors of the Company, the affirmative vote of a majority of the total votes cast will be required.

    A proxy, in the accompanying form, which is properly signed, received in time for the Annual Meeting and not revoked will be voted in accordance with the instructions contained thereon. With respect to the election of directors, a stockholder may (i) vote for the nominees named herein as a group, (ii) withhold authority to vote for the nominees as a group or (iii) vote for such nominees other than any nominee the stockholder identifies in the appropriate space on the proxy. With respect to each other matter submitted to the stockholders for a vote, a stockholder may (i) vote FOR the matter, (ii) vote AGAINST the matter or
(iii) ABSTAIN from voting on the matter. An abstention will be deemed to be a vote cast at the Annual Meeting and therefore will have the effect of a vote against a matter. If no specific instructions are indicated on the proxy, the shares represented thereby will be voted (i) FOR the election of the three directors as nominated, (ii) FOR the approval of the Company's 1997 Stock-Based Incentive Plan, (iii) FOR the approval of the appointment of KPMG Peat Marwick LLP as the independent auditors of the Company and (iv) with respect to such other matters that may properly come before the Annual Meeting, in accordance with the judgment of the persons named as proxies in the enclosed proxy. If a broker indicates on the proxy that it does not have authority to vote certain shares on a particular matter, those shares will not be considered as votes cast with respect to that matter and, therefore, will not affect the outcome of the vote with respect to that matter.

    A stockholder may revoke a proxy at any time prior to its exercise by giving written notice of revocation to the Secretary of the Company, by submitting a properly signed proxy that is dated subsequent to the earlier proxy or by delivering a written revocation at the Annual Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of March 14, 1997 (unless otherwise noted), certain information with respect to all stockholders known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock and certain information with respect to the beneficial ownership of the Company's Common Stock by each director, nominee and executive officer of the Company named in the Summary Compensation Table under the heading "Executive Compensation" below and all directors and executive officers of the Company as a group. Unless otherwise noted, the stockholders listed in the table have sole voting and investment powers with respect to the shares of Common Stock owned by them.

                                                    AMOUNT AND         PERCENT OF
              NAME AND ADDRESS                      NATURE OF         COMMON STOCK
             OF BENEFICIAL OWNER               BENEFICIAL OWNERSHIP   OUTSTANDING
---------------------------------------------  --------------------   ------------
Archer-Daniels-Midland Company...............        1,621,650(1)         9.00%
  4666 Faries Parkway
  Decatur, Illinois 62526

Wellington Management Company, LLP...........        1,048,800(2)         5.82%
  75 State Street
  Boston, Massachusetts 02109

First Bank System, Inc.......................          966,308(3)         5.36%
  601 2nd Avenue South
  Minneapolis, Minnesota 55402

Anthony Luiso................................          305,808(4)         1.67%

Robert F. Maddocks...........................          152,048(5)        *

Gary E. Costley, Ph.D........................          110,000(6)        *

Duncan H. Cocroft............................          106,704(7)        *

James G. Fifield.............................           46,440(8)        *

Robert M. Price..............................           45,511(9)        *

Robert S. Wright.............................           38,383(10)       *

Devendra Mishra..............................           24,826(11)       *

Nicholas L. Reding...........................           20,390(12)       *

Jack D. Rehm.................................           20,175(13)       *

Lois D. Rice.................................           12,071(14)       *

D. Bruce Kean................................           10,267(15)       *

Richard K. Smucker...........................            8,000(16)       *

Jeffrey E. Boies.............................            5,265           *

Dolph W. von Arx.............................                0           *

All Executive Officers and Directors
  as a Group (18 persons)....................          991,354(17)        5.27%

----------

 * Less than 1%

 (1) The information was reported on an amended Schedule 13D, dated June 4, 1993.

 (2) Wellington Management Company, LLP ("WMC") reported on a Schedule 13G, dated January 24, 1997, filed with the Securities and Exchange Commission, that it does not have sole voting or dispositive power with respect to the shares, but has shared voting power with respect to 665,400 shares and shared dispositive power with respect to all of the shares. WMC also reported that the filing was made in its capacity as an investment adviser and that the shares are owned of record by WMC's clients, none of which was known to have a beneficial ownership interest with respect to more than 5% of the Company's Common Stock.

 (3) First Bank System, Inc. ("FBS") reported on a Schedule 13G filed with the Securities and Exchange Commission that, as of December 31, 1996, it had sole voting power with respect to 893,989 shares, shared voting power with respect to 70,219 shares, sole dispositive power with respect to 694,391 shares and shared dispositive power with respect to 63,734 shares. FBS also reported that the filing was made on behalf of certain of its bank subsidiaries, that other persons and accounts have the right to receive dividends from or the proceeds from the sale of the shares, and that none of such persons or accounts was known to have an interest relating to more than 5% of the Company's Common Stock.

 (4) Includes 273,496 shares issuable pursuant to stock options which are currently exercisable and 6,277 shares held in trust for the benefit of Mr. Luiso under the Employees' Voluntary Investment and Savings Plan of the Company (the "Savings Plan").

 (5) Includes 127,204 shares issuable pursuant to stock options which are currently exercisable and 3,201 shares held in trust for the benefit of Mr. Maddocks under the Savings Plan.

 (6) Includes 100,000 shares issuable pursuant to stock options which are currently exercisable.

 (7) Represents shares issuable pursuant to stock options which are currently exercisable.

 (8) Includes 40,440 shares issuable pursuant to stock options which are currently exercisable.

 (9) Includes 29,386 shares issuable pursuant to stock options which are currently exercisable.

(10) Includes 24,000 shares issuable pursuant to stock options which are currently exercisable or which will become exercisable prior to May 14, 1997 and 1,233 shares held in trust for the benefit of Mr. Wright under the Savings Plan.

(11) Includes 5,000 shares issuable pursuant to stock options which will become exercisable prior to May 14, 1997 and 396 shares held in trust for the benefit of Mr. Mishra under the Savings Plan.

(12) Includes 18,000 shares issuable pursuant to stock options which are currently exercisable.

(13) Includes 12,000 shares issuable pursuant to stock options which are currently exercisable.

(14) Includes 11,163 shares issuable pursuant to stock options which are currently exercisable.

(15) Includes 10,000 shares issuable pursuant to stock options which are currently exercisable or which will become exercisable prior to May 14, 1997 and 267 shares held in trust for the benefit of Mr. Kean under the Savings Plan.

(16) Includes 3,000 shares held in a trust of which Mr. Smucker is the trustee. Mr. Smucker disclaims beneficial ownership of such shares.

(17) Includes 811,768 shares issuable pursuant to stock options which are currently exercisable or which will become exercisable prior to May 14, 1997 and 18,886 shares held in trust for the benefit of the executive officers under the Savings Plan.

                             ELECTION OF DIRECTORS

    The Board of Directors of the Company is composed of eight members divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. Gary E. Costley, Nicholas L. Reding and Jack D. Rehm are Class III directors whose terms expire at the Annual Meeting. The Board of Directors has nominated Dr. Costley and Messrs. Reding and Rehm for election to the Board of Directors at the Annual Meeting for terms of three years, and each has agreed to serve if elected. The other directors of the Company will continue in office for their existing terms. Lois D. Rice and Dolph W. von Arx are Class I directors whose terms expire in 1998. James G. Fifield, Robert M. Price and Richard K. Smucker are Class II directors whose terms expire in 1999. All of the directors were elected to the Board of Directors by the stockholders, except for Dr. Costley, who was elected by the Board effective January 1, 1997, and Messrs. von Arx and Smucker, who were elected by the Board on March 20, 1997.

    Proxies solicited by the Board of Directors will, unless otherwise directed, be voted for the election of the nominees named. In the event that any nominee becomes unavailable for election at the Annual Meeting, the persons named as proxies will vote for a substitute nominee as recommended by the Board of Directors.

    The following sets forth certain biographical information, present occupation and business experience for the past five years for each director and director nominee:

--------------------------------------------------------------------------------------------------

                          GARY E. COSTLEY, Ph.D., 53                      Director since 1997
      [PHOTO]             Dr. Costley is Chairman of the Board, President and Chief Executive
                          Officer of the Company, which office he has held since January 1997.
                          From May 1995 to December 1996, Dr. Costley served as dean of the
                          Babcock Graduate School of Management at Wake Forest University. Prior
                          to July 1994, Dr. Costley was an Executive Vice President of Kellogg
                          Company and President, Kellogg North America. Dr. Costley is a director of Candlewood Hotel Company, Inc. and Pharmacopeia, Inc.
--------------------------------------------------------------------------------------------------

                          JAMES G. FIFIELD, 55                             Director since 1990
      [PHOTO]             Mr. Fifield is President and Chief Executive Officer of EMI Music
                          (recording and music publishing), which office he has held since April
                          1989. From 1965 to 1985, Mr. Fifield held various positions at General
                          Mills, Inc., including Executive Vice President. Mr. Fifield is a director of The EMI Group and The North Face, Inc.
--------------------------------------------------------------------------------------------------

                          ROBERT M. PRICE, 66                             Director since 1983
      [PHOTO]             Mr. Price is President of PSV, Inc. (management consulting--technology and strategy), which position he has held since May 1990. From May 1996 to December 1996, Mr. Price served as interim Chairman of the Board and
                          Chief Executive Officer of the Company. Mr. Price is a director of
                          Fourth Shift Corporation, Public Service Company of New Mexico, Rohr,
                          Inc. and Tupperware Corporation.
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

                          NICHOLAS L. REDING, 62                         Director since 1988
      [PHOTO]             Mr. Reding is Vice Chairman of the Board of Monsanto Company (chemicals, agriculture and pharmaceuticals), which office he has held since January
                          1993. Prior to January 1993, Mr. Reding was Executive Vice President--
                          Environment, Safety, Health & Manufacturing of Monsanto Company. Mr.
                          Reding is also a director of CPI Corp. and Meredith Corporation.
--------------------------------------------------------------------------------------------------

                          JACK D. REHM, 64                                 Director since 1991
      [PHOTO]             Mr. Rehm is Chairman of the Board of Meredith Corporation (diversified media), which office he has held since January 1997. From July 1994 to
                          January 1997, Mr. Rehm was Chairman of the Board and Chief Executive
                          Officer of Meredith Corporation. From July 1992 to July 1994, Mr. Rehm
                          was Chairman of the Board, President and Chief Executive Officer of
                          Meredith Corporation. Prior to July 1992, Mr. Rehm was President and
                          Chief Executive Officer of Meredith Corporation. Mr. Rehm is also a director of Equitable of Iowa Companies.
--------------------------------------------------------------------------------------------------

                          LOIS D. RICE, 64                                   Director since 1991
      [PHOTO]             Mrs. Rice is a guest scholar at The Brookings Institution (an education and public policy research organization), a position she has held since
                          October 1991. Prior to October 1991, Mrs. Rice was Senior Vice
                          President-- Governmental Affairs and a director of Control Data
                          Corporation. Mrs. Rice is a director of Fleet Financial Group, Inc., The
                          Hartford Steam Boiler Inspection and Insurance Company, The McGraw-Hill
                          Companies, Inc. and UNUM Corporation.
--------------------------------------------------------------------------------------------------

                          RICHARD K. SMUCKER, 48                       Director since 1997
      [PHOTO]             Mr. Smucker is President of The J.M. Smucker Company (jams, jellies, ice cream toppings, juices and other food products), which office he has held since 1987. Mr. Smucker is a director of The J.M. Smucker Company,
                          The Sherwin-Williams Company and Wm. Wrigley Jr. Company.
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

                          DOLPH W. VON ARX, 62                          Director since 1997
      [PHOTO]             Mr. von Arx is Chairman of the Board of Morrison Fresh Cooking, Inc.
                          (cafeterias, buffets and mall food court units), which office he has held since March 1996. Mr. von Arx was Chairman, President and Chief
                          Executive Officer of Planters LifeSavers Company, a division of RJR
                          Nabisco, Inc., until his retirement in 1991. Mr. von Arx is also a director of BMC Fund, Inc., Cree Research, Inc., MacKenzie Investment
                          Management, Inc. and Ruby Tuesday, Inc.
--------------------------------------------------------------------------------------------------

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors held seven meetings during the fiscal year ended February 28, 1997, five of which were regularly scheduled meetings. During the fiscal year, each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors plus the total number of meetings held by all committees of the Board on which he or she served. The Board of Directors has several committees, which are described below.

    AUDIT COMMITTEE. Messrs. Price and Rehm and Mrs. Rice are members of the Audit Committee. The Audit Committee recommends to the Board of Directors annually the selection of independent accountants, reviews the activities and reports of the Company's independent accountants, reviews the financial statements to be included in the Annual Report to Stockholders and recommends approval by the Board of Directors, monitors accounting and financial reporting practices throughout the Company, reviews internal accounting controls and monitors compliance with the Company's prescribed procedures, policies and code of ethics. The Audit Committee held four meetings during the fiscal year ended February 28, 1997.

    COMPENSATION COMMITTEE. Messrs. Fifield, Reding and Rehm are members of the Compensation Committee. The Compensation Committee approves the compensation policies of the Company, determines the compensation paid to officers of the Company, makes recommendations to the Board of Directors with respect to the cash compensation of the Chief Executive Officer of the Company and establishes and reviews performance standards under compensation programs for officers of the Company. The Compensation Committee administers the Company's stock option, stock-based incentive and bonus plans and makes grants or awards under such plans. The Compensation Committee also recommends to the Board of Directors the adoption of or amendments to employee benefit plans and stock-based incentive plans of the Company. The Compensation Committee held seven meetings during the fiscal year ended February 28, 1997.

    EXECUTIVE COMMITTEE. Dr. Costley and Messrs. Price, Reding and Rehm are members of the Executive Committee. The Executive Committee has such powers and authority as may be expressly conferred upon it from time to time by the Board of Directors. The Executive Committee did not hold any meetings during the fiscal year ended February 28, 1997.

    FINANCE AND BENEFIT INVESTMENT COMMITTEE. Dr. Costley, Messrs. Price, Reding and Rehm and Mrs. Rice are members of the Finance and Benefit Investment Committee. The Finance and Benefit Investment Committee reviews the capital structure, source and use of funds and financial position of the Company, makes periodic reports to the Board of Directors on such reviews and provides advice and counsel regarding financial policies to management of the Company and the Board of Directors. The Finance and Benefit Investment Committee also establishes investment policies and guidelines for employee benefit plans, approves investment managers of employee benefit plan assets and reviews investment performance of such plan assets. The Finance and Benefit Investment Committee held six meetings during the fiscal year ended February 28, 1997.

    NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. Messrs. Fifield and Reding and Mrs. Rice are members of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee reviews, evaluates and recommends director candidates for nomination by the Board of Directors and establishes guidelines for the Board of Directors in considering nominees. The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders if a written recommendation is submitted to the Secretary of the Company at least 90 days prior to the date of the annual meeting of stockholders, along with the written consent of such nominee to serve as director. The Nominating and Corporate Governance Committee also reviews corporate governance issues and makes recommendations to the Board of Directors on corporate governance matters. The Nominating and Corporate Governance Committee held two meetings during the fiscal year ended February 28, 1997.

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company each receive an annual retainer of $20,000 plus $1,000 for each meeting of the Board of Directors ($1,250 for meetings lasting more than one day) and $1,000 for each meeting of any committee thereof ($1,250 in the case of the chair of such committee) that the director attends. Directors may elect to receive all or part of the amount of their annual retainer and meeting fees in shares of restricted Common Stock or options to purchase shares of Common Stock under Part II of the Company's Amended and Restated 1989 Stock-Based Incentive Plan. During the fiscal year ended February 28, 1997, Messrs. Fifield, Reding and Rehm made such election. Amounts received by a director also may be deferred pursuant to the Company's Fee Deferral Plan for Non-Employee Directors for a minimum period of two years. Interest is paid on deferred amounts at a rate which is calculated quarterly and corresponds to the Company's short-term borrowing rate then in effect. None of the directors deferred compensation under such plan during the fiscal year ended February 28, 1997.

    In addition, on the first business day in July of each year, each director who is not an employee of the Company is granted a non-qualified stock option to purchase 1,500 shares of Common Stock at a purchase price per share equal to the fair market value of a share of Common Stock on such date.

    Directors who are also employees of the Company are not separately compensated for any services provided as a director.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

    The philosophy of the Compensation Committee (the "Committee") with respect to the compensation of the Company's executive officers consists of the following core principles:

    - Base salary and benefits should be competitive in order to attract and retain well-qualified executives.

    - Incentive compensation should be directly related to achieving specified levels of corporate financial performance. A significant part of the executive officers' compensation should be at risk, based upon the success of the Company.

    - Long-term stock ownership of the Company's Common Stock by the Company's executive officers creates a valuable link between the Company's management and stockholders. Stock ownership gives management strong incentives to properly balance the need for short-term profits with long-term goals and objectives and to develop strategies that build and sustain stockholder returns.

EXECUTIVE COMPENSATION PROGRAM

    The Company's executive compensation program comprises four components which are intended to reflect the Company's compensation philosophy.

    BASE SALARY. Base salary and adjustments to base salary for the Company's executive officers are targeted at the median of the competitive market. An executive officer's base salary may be above or below the median, depending upon the officer's individual performance. For the purpose of determining the median of the competitive market, the Committee reviews and considers the salary ranges of officers in comparable positions at companies of comparable size to the Company. The peer group of companies used in the comparison consists of approximately 120 companies that have annual sales ranging from $1 billion to $3 billion. The Company uses a broad base of companies of comparable size to reflect the market in which the Company competes for executive talent. Accordingly, the peer group is not limited to food companies included in the Dow Jones Food Index, which has been used for the purpose of comparison in the Stock Performance Graph in this Proxy Statement.

    The Committee reviews the base salary of each executive officer at every regularly scheduled Committee meeting. The Committee generally grants a salary increase to an executive officer once every 15 to 18 months, based upon the Committee's judgment of the officer's individual performance and contribution to the Company, the financial performance of the Company and the Company's established merit increase guidelines.

    ANNUAL BONUS. Under the Company's Management Incentive Plan, the executive officers are eligible for an annual cash bonus, the amount of which may range from 15% to 100% of annual base salary, depending upon the level of financial performance achieved for the fiscal year by the Company, or by the applicable business unit in the case of an executive officer who is the President of a business unit. The Committee establishes threshold, target and maximum financial objectives at the beginning of the fiscal year, but retains discretion to adjust the financial objectives to reflect the impact of acquisitions, divestitures or other events or unusual circumstances during the fiscal year. Bonuses are paid only if the threshold financial objectives for the fiscal year are achieved. For fiscal year 1997, the performance objectives for corporate executive officers were based on operating earnings and earnings per share of the Company's North America business units (weighted 44%), operating earnings and earnings per share of the Company's Venezuela Foods segment (weighted 36%), and individual performance (weighted 20%). The performance objectives for executive officers who are Presidents of the business units were based on operating earnings (after adjustment for interest cost on invested assets) and return on investment (or pre-tax earnings in the case of the Company's Venezuela Foods segment) (weighted 80%) and individual performance (weighted 20%). The individual performance component of the bonus is awarded in the discretion of the Committee and only if the threshold financial objectives for the fiscal year are achieved. The Committee also has the discretion to award bonuses under the Management Incentive Plan based on other performance objectives or criteria.

    The target annual bonus opportunity, represented as a percentage of base salary, for each executive officer is set at approximately the median of competitive practice. For this purpose, the Committee reviews and considers bonus amounts awarded to officers in comparable positions at companies of comparable size to the Company, as described above. The target bonus opportunity for the Chief Executive Officer is 65% of base salary and for the other executive officers is 50% of base salary.

    For fiscal year 1997, Mr. Kean received a bonus at the target level of financial performance. No bonuses were paid to the other executive officers of the Company named in the Summary Compensation Table below because the threshold financial objectives were not achieved. Dr. Costley did not participate in the Management Incentive Plan for fiscal year 1997. Mr. Boies received a guaranteed bonus outside of the Management Incentive Plan in connection with his employment by the Company during the fiscal year.

    LONG-TERM COMPENSATION. Long-term compensation comprises stock options and the Company's long-term incentive program. In addition, the Committee occasionally grants restricted stock to motivate and retain selected key employees. Shares of stock issued under these programs are authorized by Part I of the Amended and Restated 1989 Stock-Based Incentive Plan (the "1989 Plan") or the 1986 Stock Option Incentive Plan (the "1986 Plan") of the Company. The amounts of the long-term compensation awards are targeted to be at the median of similar awards granted to officers in comparable positions at companies of comparable size to the Company. In addition, the Committee takes into account the number of stock options or shares of restricted stock outstanding or previously granted in determining the amounts of awards. The Committee, in its discretion, may also consider the scope of an officer's responsibilities and the officer's individual performance in determining the size of an award.

    In consideration of the small number of shares remaining available for awards under the 1989 Plan and the expiration of the 1986 Plan, the Board of Directors of the Company adopted, upon recommendation of the Committee, the 1997 Stock-Based Incentive Plan (the "1997 Plan"), subject to stockholder approval. See "Proposal to Approve 1997 Stock-Based Incentive Plan" in this Proxy Statement. The Committee believes that the continuation of stock-based incentives is essential to implementing its compensation philosophy that a significant part of the executive officers' compensation should be at risk and linked to the interests of the Company's stockholders.

    STOCK OPTIONS. The Committee grants stock options to the executive officers of the Company on a discretionary basis. The Committee considers, among other things, the financial performance of the Company in determining whether or not to grant options to the executive officers. In addition, the Committee grants stock options to new officers and key employees of the Company in order to provide appropriate incentives to promote the long-term growth of the Company. Stock options granted to the executive officers have an exercise price equal to the market price of the Company's Common Stock on the date of grant and have ten-year terms.

    LONG-TERM INCENTIVE PROGRAM. The Company has a long-term incentive program for corporate executive officers and a separate long-term incentive program for executive officers who are Presidents of the Company's business units. Awards under the long-term incentive program for corporate executive officers are intended to be made once every two years and, accordingly, no awards under the program were made during fiscal year 1997. In lieu of awards that were scheduled to be made during fiscal year 1996, the Committee modified the targeted performance measures under the long-term incentive awards granted in fiscal year 1994 and provided for a new three-year performance cycle ending on February 28, 1998 (rather than the prior three-year period which would have ended on February 29, 1996) in order to provide more meaningful incentives to the executive officers. Under the existing long-term incentive program, as amended in fiscal year 1996, participating executive officers hold shares of restricted stock that will vest in three annual installments beginning February 28, 1998 only if the Company achieves specified earnings per share and operating earnings objectives over the three-year period ending on February 28, 1998. If the performance objectives are not met, the shares of restricted stock will vest on February 28, 2003, subject to the continued employment of the executive officer.

    During fiscal year 1997, the Presidents of the Company's business units were granted awards under the Company's cash long-term incentive program. Awards under the long-term incentive program for the Company's business units are made at the Committee's discretion. The cash program has a three-year performance cycle ending on February 28, 1999. Payments will be made under the program only if the applicable business unit achieves specified financial objectives, such as cumulative operating earnings, compound sales growth rate and/or return on sales, during the performance cycle. Any payout under the program will be made in three equal annual installments beginning February 28, 1999, subject to the continued employment of the executive officer.

    STOCK OWNERSHIP TARGETS. In 1992, the Committee established a stock ownership program including stock ownership targets for key management employees of the Company, including the Company's executive officers. Each participant in the stock ownership program is expected to achieve the stock ownership target established for the participant during an eight-year period beginning January 1, 1993. The target for each participant was based on a multiple of the participant's annual base salary, ranging from one to five times the amount of such salary, depending on the participant's level of responsibility within the Company. The target is expressed as a number of shares determined by dividing such multiple of annual base salary by the approximate market price of a share of Common Stock of the Company at the time the stock ownership program was adopted.

    Participants in the stock ownership program as a group achieved 162% of the aggregate annual stock ownership target during calendar year 1995. In determining the number of shares of Common Stock acquired by the participants during the year under the program, the Committee included shares purchased by individual participants in the open market or upon the exercise of stock options, shares of restricted stock that vested and were retained by the participant during the year, shares of restricted stock that would have vested during the year but with respect to which the participant elected to defer vesting, and shares of restricted stock previously awarded relating to any salary amount waived by the participant for calendar year 1995. In March 1996, the Committee awarded to certain participants in the stock ownership program shares of restricted stock which have a three-year vesting period subject to the continued employment of the participant during that period. The participants selected to receive awards and the number of shares subject to each award were determined in the discretion of the Committee and were based upon the Committee's assessment of the participant's job performance and contributions to the Company and, more particularly, were based upon the number of shares of the Company's Common Stock acquired by the participant during calendar year 1995 toward the participant's annual stock ownership target under the program. The number of shares of restricted stock awarded to each participant was equal to approximately 15% of the number of shares of Common Stock acquired by the participant during calendar year 1995 up to a limit of 1.5 times the annual stock ownership target for the participant for that year. The Committee believes that such awards of restricted stock will encourage the Company's management to continue to obtain and hold a significant number of shares of the Company's Common Stock.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    GARY E. COSTLEY. Dr. Costley became Chairman of the Board, President and Chief Executive Officer of the Company on January 1, 1997. The Company and Dr. Costley entered into an employment agreement, dated as of November 1, 1996, which is described in this Proxy Statement under the heading, "Executive Compensation -- Employment Agreement."

    The Committee and the Board of Directors approved a total compensation package that was designed to be competitive with compensation provided to chief executive officers at companies of comparable size to the Company as well as provide a compensation level and structure necessary to obtain an executive with Dr. Costley's experience and credentials. Dr. Costley's employment agreement provides for an initial annual salary of $600,000, participation in the Company's Management Incentive Plan commencing in fiscal year 1998 and an award of two separate stock options to purchase an aggregate of 200,000 shares of the Company's Common Stock, as described below.

    Effective as of January 1, 1997, Dr. Costley was granted an option to purchase 100,000 shares of the Company's Common Stock at a price of $18.1875 per share, the market price of a share of Common Stock on December 31, 1996. The option was granted under the 1989 Plan, was immediately exercisable and has a ten-year term. In addition, effective January 1, 1997, Dr. Costley was granted another stock option to purchase 100,000 shares of the Company's Common Stock at a price of $18.1875 per share. That option was granted under the 1997 Plan, subject to approval of the 1997 Plan by the Company's stockholders. While the option becomes fully exercisable on January 1, 2005, subject to Dr. Costley's continued employment, it may become exercisable earlier (i) in installments of 25,000 shares annually, beginning with the fiscal year ending on February 28, 1998, if the Company's net pre-tax earnings for the applicable fiscal year increase by at least 15% over the previous year's net pre-tax earnings or (ii) in cumulative installments of 25,000 shares annually, beginning with the fiscal year ending on February 28, 1998, if the Company's aggregate net pre-tax earnings for any period of consecutive fiscal years reflect an average increase of at least 15% annually from the fiscal year ending on February 28, 1997.

    ROBERT M. PRICE. Mr. Price, a director of the Company for many years, served as Chairman and Chief Executive Officer of the Company during the interim following the resignation of Anthony Luiso, the Company's former Chairman, President and Chief Executive Officer, on May 17, 1996. During such period, Mr. Price received cash compensation of $40,000 per month, but did not receive the annual retainer and meeting fees paid to the Company's outside directors. In addition, Mr. Price was awarded 15,000 shares of restricted Common Stock, which shares vested upon the election of a new Chief Executive Officer of the Company. The salary and the restricted stock award were determined based on Mr. Price's additional responsibilities and his role in providing a smooth transition in management following Mr. Luiso's resignation.

    ANTHONY LUISO. Mr. Luiso resigned as Chairman of the Board, President and Chief Executive Officer of the Company on May 17, 1996. Mr. Luiso's annual salary at the time of his resignation was $550,000. His last salary increase was in March 1995, at which time he received a 4% salary increase. Mr. Luiso continued to receive his base salary through June 17, 1996, his last day of employment with the Company.

    Mr. Luiso did not receive a cash bonus under the Company's Management Incentive Plan for the fiscal year ended February 28, 1997.

    In March 1996, Mr. Luiso was granted an option to purchase 25,000 shares of the Company's Common Stock in accordance with the guidelines described above under the heading, "Long-Term Compensation." The option was forfeited upon Mr. Luiso's resignation from employment with the Company.

    In March 1996, Mr. Luiso received 2,250 shares of restricted Common Stock of the Company in connection with the Company's management stock ownership program. The number of shares of restricted stock awarded to Mr. Luiso was determined as described above under the heading, "Stock Ownership Targets." The Committee waived the vesting requirements of such shares of restricted stock in connection with Mr. Luiso's resignation from employment with the Company.

    In connection with Mr. Luiso's resignation, the Company entered into a Separation Agreement with Mr. Luiso which is described in this Proxy Statement under the heading, "Executive Compensation -- Separation Agreements -- Anthony Luiso."

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    In the event that compensation paid by the Company to any executive officer of the Company during the current or any subsequent fiscal year exceeds $1,000,000, such excess amount may not qualify as a tax deduction for the Company under the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) and the transitional regulations thereunder exclude from the $1,000,000 limitation any income realized by an executive officer of the Company upon the exercise of outstanding stock options granted under the 1989 Plan or the 1986 Plan. In addition, the Company is seeking stockholder approval of the 1997 Plan, as required by Section 162(m), so that compensation attributable to stock options and certain other awards granted under the 1997 Plan may be excluded from the $1,000,000 limitation as well. See "Proposal to Approve 1997 Stock-Based Incentive Plan" in this Proxy Statement. The Committee, along with the Company, will continue to evaluate the Company's compensation plans and programs in view of the Section 162(m) limitation.

                                          Nicholas L. Reding, Chairman
                                          James G. Fifield
                                          Jack D. Rehm
                                          Members of the Compensation Committee

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth the cash compensation and certain other components of compensation for the last three fiscal years of the Chief Executive Officer of the Company, the four other most highly compensated executive officers of the Company, two other individuals who served as chief executive officer during the last fiscal year and two other individuals who ceased to serve as an executive officer during the last fiscal year.

                                                                                  LONG TERM COMPENSATION
                                                                         ----------------------------------------
                                                                                     AWARDS
                                      ANNUAL COMPENSATION                ------------------------------  PAYOUTS
                          --------------------------------------------      RESTRICTED      SECURITIES   --------   ALL OTHER
 NAME AND PRINCIPAL                                       OTHER ANNUAL        STOCK         UNDERLYING     LTIP      COMPEN-
    POSITION(1)      YEAR     SALARY         BONUS(7)     COMPENSATION      AWARDS(17)      OPTIONS(#)   PAYOUTS    SATION(29)
-------------------- ---- --------------   ------------   ------------   ----------------   -----------  -------- --------------
Gary E. Costley,     1997       $100,000         $0        $50,518(10)         $0           200,000(26)      $0               $0
 Ph.D. ............. 1996
 CHAIRMAN, PRESIDENT 1995
 AND CHIEF EXECUTIVE
 OFFICER

D. Bruce Kean ...... 1997       $217,154   $100,000             $0             $0             5,000          $0           $3,144
 PRESIDENT,          1996       $202,000         $0             $0             $0             5,000          $0           $1,961
 MULTIFOODS          1995
 SPECIALTY
 DISTRIBUTION, INC.

Robert F.            1997       $283,188         $0        $30,619(11)   $102,072(18)(19)         0          $0           $5,625
 Maddocks .......... 1996       $195,208(2)       $0            $0         $9,312(20)        10,000          $0           $4,620
 EXECUTIVE VICE      1995       $173,333(2) $114,840(2)         $0         $7,756(21)             0          $0           $4,620
 PRESIDENT

Robert S. Wright ... 1997       $270,417         $0             $0         $2,887(18)         5,000          $0           $5,642
 VICE PRESIDENT AND  1996       $143,188   $190,000(8)    $276,900(12)   $226,250(22)        15,000          $0           $2,651
 PRESIDENT, NORTH    1995
 AMERICA FOODS

Jeffrey E. Boies ... 1997        $99,130   $160,000(9)     $99,730(13)    $96,744(23)         6,000          $0               $0
 PRESIDENT, VSA,     1996
 INC.                1995

Robert M. Price .... 1997       $299,130         $0             $0       $290,625(24)             0          $0               $0
 FORMER CHAIRMAN AND 1996
 CHIEF EXECUTIVE     1995
 OFFICER

Anthony Luiso ...... 1997       $211,997(3)       $0       $40,548(14)    $43,312(18)        25,000(27)      $0       $1,230,748(30)
 FORMER CHAIRMAN,    1996       $425,000(4) $0 $265,170(2)       $0       $41,906(20)        30,000          $0           $4,620
 PRESIDENT AND CHIEF 1995       $380,000(5)                     $0        $41,063(21)        20,513(28)      $0           $4,620
 EXECUTIVE OFFICER

Duncan H.            1997       $284,989(6)       $0            $0        $10,106(18)         7,500(27)      $0         $364,964(31)
 Cocroft ........... 1996       $250,208(2)       $0            $0        $12,572(20)        10,000          $0           $4,620
 FORMER VICE         1995       $231,250(2)  $73,550(2)         $0        $12,319(21)             0          $0           $4,620
 PRESIDENT - FINANCE
 AND CHIEF FINANCIAL
 OFFICER

Devendra Mishra .... 1997       $273,750         $0        $46,525(15)     $3,272(18)         5,000          $0         $201,029(32)
 FORMER PRESIDENT    1996       $260,000         $0       $323,232(16)   $300,008(25)         7,500          $0           $2,188
 AND CHIEF EXECUTIVE 1995
 OFFICER, VSA, INC.

----------

(1) Dr. Costley was elected Chairman, President and Chief Executive Officer effective January 1, 1997. Mr. Kean became an executive officer in fiscal year 1996. Mr. Wright was hired by the Company effective August 14, 1995. Mr. Boies was hired by the Company effective October 28, 1996. Mr. Price served as interim Chairman and Chief Executive Office from May 17, 1996 through December 31, 1996. Mr. Luiso resigned as Chairman, President and Chief Executive Officer on May 17, 1996 and terminated employment with the Company on June 17, 1996. Mr. Cocroft resigned as an executive officer on December 31, 1996. Mr. Mishra became an executive officer in fiscal year 1996 and he ceased to serve as an executive officer in fiscal year 1997.

(2) The salary and bonus amounts for Mr. Maddocks and Mr. Cocroft exclude portions of cash compensation waived over a five-year period in exchange for stock options which were granted in fiscal year 1991. The bonus amount for Mr. Luiso in fiscal year 1995 excludes cash compensation waived in exchange for stock options which were granted to Mr. Luiso in fiscal year 1995. The amounts of salary and bonus waived for each of the fiscal years shown are as follows:

     Mr. Maddocks and Mr. Cocroft:          Mr. Luiso:

                      SALARY    BONUS                         BONUS
                      -------  --------                      -------
     1996...........  $24,792  $      0     1996...........  $     0
     1995...........  $35,000  $ 70,000     1995...........  $100,000

 (3) The amount includes a cash payment of $49,288 in lieu of unused earned and accrued vacation.

 (4) The salary amount excludes $125,000 of $450,000 of cash compensation that Mr. Luiso waived over a three-year period, which ended December 31, 1995, in exchange for 16,035 shares of restricted stock which were granted to Mr. Luiso in fiscal year 1993.

 (5) The salary amount excludes $150,000 of $450,000 of cash compensation waived over a three-year period, as described above in note 4.

 (6) The amount includes a cash payment of $33,462 in lieu of unused earned and accrued vacation.

 (7) Except as otherwise noted, the amounts were paid pursuant to the Company's Management Incentive Plan described above in the Compensation Committee Report on Executive Compensation.

 (8) The amount comprises a guaranteed bonus of $130,000 under the Company's Management Incentive Plan which was offered to Mr. Wright in connection with his employment with the Company and an employment bonus of $60,000.

 (9) The amount is a guaranteed bonus which was offered to Mr. Boies in connection with his employment with the Company.

(10) The amount includes certain relocation expenses, including $26,959 paid to Dr. Costley as reimbursement of loss on the sale of his house in connection with his relocation from North Carolina to Minnesota. The amount does not include payments made pursuant to the Company's standard relocation policy.

(11) The amount includes $25,846 paid to Mr. Maddocks as a monthly housing allowance.

(12) The amount relates to relocation expenses, including $275,000 paid to Mr. Wright as reimbursement of loss on the sale of his house in connection with his relocation from California to Minnesota.

(13) The amount includes certain relocation expenses, including $44,593 paid to Mr. Boies as reimbursement of loss on the sale of his house in connection with his relocation from Ohio to Colorado and $35,137 as tax reimbursement on such payment. The amount does not include payments made pursuant to the Company's standard relocation policy.

(14) The amount includes $31,042 for personal financial planning.

(15) The amount relates to expenses for maintaining a business office for Mr. Mishra through January 31, 1997.

(16) The amount relates to relocation expenses, including $242,500 paid to Mr. Mishra as reimbursement of loss on the sale of his house in connection with his relocation from California to Colorado.

(17) The value of each restricted stock award was determined by multiplying the closing market price of the Company's Common Stock on the date of grant by the number of shares awarded. As of February 28, 1997, the number and value (based on the closing market price of the Company's Common Stock on February 28, 1997) of the aggregate restricted stock holdings of each of the named executive officers were as follows: 0 shares ($0) by Dr. Costley, 0 shares ($0) by Mr. Kean, 13,695 shares ($289,307) by Mr. Maddocks, 10,150 shares ($214,419) by Mr. Wright, 5,265 shares ($111,223) by Mr. Boies, 0 shares ($0) by Mr. Price, 0 shares ($0) by Mr. Luiso, 0 shares ($0) by Mr. Cocroft, and 19,430 shares ($410,459) by

    Mr. Mishra. Dividends are paid on the shares of restricted stock at the same rate as paid to all stockholders, but the executive officer is not entitled to receive such dividends unless and until the related shares vest.

(18) The shares of restricted stock were awarded by the Compensation Committee to the executive officer in recognition of his achievement of progress toward his individual stock ownership target under the management stock ownership program, as described above in the Compensation Committee Report on Executive Compensation. The numbers of shares awarded were as follows:
    270 shares to Mr. Maddocks, 150 shares to Mr. Wright, 2,250 shares to Mr. Luiso, 525 shares to Mr. Cocroft and 170 shares to Mr. Mishra. The shares vest on March 17, 1999, subject to the continued employment of the executive officer. However, Mr. Luiso's shares vested in connection with his resignation from the Company. The shares also vest in the event of a change in control of the Company.

(19) Mr. Maddocks was also awarded 5,000 shares of restricted stock on June 17, 1996. The shares vested on March 31, 1997.

(20) The shares of restricted stock were awarded under the management stock ownership program, as described above in note 18. The numbers of shares awarded were as follows: 500 shares to Mr. Maddocks, 2,250 shares to Mr. Luiso and 675 shares to Mr. Cocroft. The shares vest on March 17, 1998, subject to the continued employment of the executive officer. However, Mr. Luiso's shares vested in connection with his resignation from the Company. The shares also vest in the event of a change in control of the Company.

(21) The shares of restricted stock were awarded under the management stock ownership program, as described above in note 18. The numbers of shares awarded were as follows: 425 shares to Mr. Maddocks, 2,250 shares to Mr. Luiso and 675 shares to Mr. Cocroft. The shares vested on March 17, 1997, except that Mr. Luiso's shares vested in connection with his resignation from the Company and Mr. Cocroft forfeited his shares in connection with his resignation from office.

(22) Mr. Wright was awarded 10,000 shares of restricted stock under the Company's long-term incentive program relating to a three-year performance cycle ending on February 28, 1998, as described above in the Compensation Committee Report on Executive Compensation. Although the full value of the shares awarded is shown for fiscal year 1996, no payout will be made under the program until the end of the three-year performance cycle, and then only if established corporate financial performance objectives are achieved. If no payout is made at the end of the three-year cycle, the shares will vest on February 28, 2003, provided that the executive officer remains employed by the Company until such date. The shares also vest in the event of a change in control of the Company.

(23) The Company awarded Mr. Boies 5,265 shares of restricted stock to compensate him for the loss of certain deferred compensation that occurred upon his termination of employment with his former employer. The shares vest on December 19, 1999, subject to Mr. Boies' continued employment. The shares also vest in the event of a change in control of the Company.

(24) Mr. Price was awarded 15,000 shares of restricted stock on June 17, 1996, as described above in the Compensation Committee Report on Executive Compensation. The shares vested on January 1, 1997.

(25) In addition to the amount specified above in note 16, Mr. Mishra received a grant in September 1995 of 13,260 shares of restricted stock as reimbursement of loss on the sale of his house in connection with his relocation from California to Colorado. The shares vested on March 17, 1997 upon Mr. Mishra's termination of employment with the Company.

(26) The number includes an option to purchase 100,000 shares, which option is subject to stockholder approval of the 1997 Plan. See "Proposal to Approve 1997 Stock-Based Incentive Plan" in this Proxy Statement.

(27) The executive officer forfeited the options in connection with his resignation from office.

(28) The options were granted to Mr. Luiso in connection with his waiver of $100,000 of cash bonus awarded to him for fiscal year 1995 as described above in note 2.

(29) Except as otherwise noted, the amounts reported represent the Company's matching contributions to the Company's Savings Plan.

(30) The amount includes $1,100,000 in severance pay, $47,000 for outplacement services, $25,000 for income tax preparation and financial planning for 1996 and 1997, $19,200 as a car allowance through June 17, 1997, $16,000 for Mr. Luiso's attorneys' fees in connection with his separation from employment with the Company, $14,145 for maintaining a business office for Mr. Luiso through June 18, 1997, $2,500 as reimbursement for medical insurance premiums to continue coverage for 18 months, $1,917 for a club membership through June 15, 1997 and an estimated $1,330 for the costs of a physical examination in 1997.

(31) The amount includes $255,000 in severance pay, $88,880 in salary continuation payments, $10,000 for outplacement services and an estimated $7,200 for medical and life insurance benefits through June 30, 1998.

(32) The amount includes $171,329 in severance pay, $12,004 in salary continuation payments, $10,000 for outplacement services and $2,217 as reimbursement for medical insurance premiums to continue coverage for a period of six months after termination of employment.

STOCK OPTIONS

    The following tables summarize stock option grants to and exercises by the executive officers named in the Summary Compensation Table above during the Company's fiscal year 1997 and the value of stock options held by such officers at the end of fiscal year 1997.

                       OPTION GRANTS IN FISCAL YEAR 1997

                                                                                          POTENTIAL
                                                                                       REALIZABLE VALUE
                                                                                              AT
                                              INDIVIDUAL GRANTS                         ASSUMED ANNUAL
                           --------------------------------------------------------        RATES OF
                           NUMBER OF     % OF TOTAL                                      STOCK PRICE
                           SECURITIES     OPTIONS                                        APPRECIATION
                           UNDERLYING    GRANTED TO       EXERCISE                     FOR OPTION TERM
                            OPTIONS     EMPLOYEES IN       OR BASE       EXPIRATION   ------------------
          NAME             GRANTED(1)   FISCAL YEAR    PRICE ($/SHARE)      DATE         5%       10%
-------------------------  ----------   ------------   ---------------   ----------   --------  --------
Gary E. Costley, Ph.D....   100,000(2)     28.66%          $18.1875        12/31/06   $1,143,794 $2,898,619
                            100,000(3)     28.66%          $18.1875        12/31/06   $1,143,794 $2,898,619
D. Bruce Kean............     5,000         1.43%          $19.3125         3/14/06    $60,727  $153,896
Robert S. Wright.........     5,000         1.43%          $19.3125         3/14/06    $60,727  $153,896
Jeffrey E. Boies.........     6,000         1.72%          $16.0000        10/27/06    $60,373  $152,999
Anthony Luiso............    25,000         7.17%          $19.3125         6/27/96         $0        $0
Duncan H. Cocroft........     7,500         2.15%          $19.3125        12/31/96         $0        $0
Devendra Mishra..........     5,000         1.43%          $19.3125         3/14/06    $60,727  $153,896

----------

(1) The options granted to Dr. Costley were granted on January 1, 1997, the options granted to Mr. Boies were granted on October 28, 1996 and the options granted to the other executive officers were granted on March 15, 1996. The options have an exercise price equal to the market price of the Company's Common Stock on the date of grant and, unless otherwise noted, become exercisable one year from the date of grant. The options also become exercisable in the event of a change in control of the Company.

(2) The options were immediately exercisable.

(3) The options have performance vesting requirements, which are described above in the Compensation Committee Report on Executive Compensation under the heading, "Compensation of the Chief Executive Officer -- Gary E. Costley."

   AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997 AND FISCAL YEAR END OPTION
                                     VALUES

                                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                           UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                                 OPTIONS AT                    OPTIONS AT
                                                  SHARES                       FISCAL YEAR END             FISCAL YEAR END(2)
                                               ACQUIRED ON     VALUE     ---------------------------   ---------------------------
                    NAME                         EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------------------------------  ------------   --------   -----------   -------------   -----------   -------------
Gary E. Costley, Ph.D........................        0              $0       100,000         100,000      $293,750        $293,750
D. Bruce Kean................................        0              $0         5,000           5,000       $12,187          $9,062
Robert F. Maddocks...........................        0              $0       127,204               0       $36,187              $0
Robert S. Wright.............................        0              $0        19,000           5,000            $0          $9,062
Jeffrey E. Boies.............................        0              $0             0           6,000            $0         $30,750
Robert M. Price..............................        0              $0        29,386               0       $36,484              $0
Anthony Luiso................................        0              $0       273,496               0       $87,180              $0
Duncan H. Cocroft............................        0              $0       106,704               0            $0              $0
Devendra Mishra..............................   17,500         $69,844(1)           0          5,000            $0          $9,062

----------

(1) The value was determined by subtracting the exercise price per share from the closing market price per share of the Company's Common Stock on the date of exercise.

(2) The value was determined by subtracting the exercise price per share from the closing market price per share of the Company's Common Stock on February 28, 1997.

LONG-TERM INCENTIVE AWARDS

    The following table summarizes long-term incentive awards made to executive officers named in the Summary Compensation Table above pursuant to the Company's cash long-term incentive program, as described above in the Compensation Committee Report on Executive Compensation.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                        PERFORMANCE    ESTIMATED FUTURE PAYOUTS UNDER
                                                         NUMBER OF       OR OTHER       NON-STOCK PRICE-BASED PLANS
                                                       SHARES, UNITS   PERIOD UNTIL   --------------------------------
                                                         OR OTHER      MATURATION OR  THRESHOLD  TARGET(2)    MAXIMUM
                        NAME                             RIGHTS(1)        PAYOUT      ($ OR #)    ($ OR #)   ($ OR #)
----------------------------------------------------  ---------------  -------------  ---------  ----------  ---------
                                                                       Fiscal Years
D. Bruce Kean.......................................             0       1997-1999       N/A     $  225,000     N/A
Robert S. Wright....................................             0       1997-1999       N/A     $  325,000     N/A
Devendra Mishra.....................................             0       1997-1999       N/A     $  325,000     N/A

----------

(1) The award was not expressed in these terms.

(2) Any payout under the program will be made in three equal annual installments commencing at the end of the performance period. Mr. Mishra forfeited his award upon his termination of employment with the Company.

PENSION EQUITY PLAN AND MANAGEMENT BENEFIT PLAN

    The Company maintains the Multifoods Pension Equity Plan (the "Pension Plan") for salaried and certain other employees of the Company and its subsidiaries who have completed one year of service with the Company or a subsidiary of the Company. The Pension Plan was adopted in fiscal year 1996 as a continuation and amendment of the Company's Employees' Retirement Plan. The Pension Plan is a tax qualified defined benefit pension plan which provides for lump sum payments upon termination of employment. In lieu of a single lump sum payment, an employee may elect to receive immediate or deferred monthly payments for life. An employee's pension benefits are based on years of service with the Company or a subsidiary of the Company, the employee's "Final Average Pay" and the "Integration Level." Final Average Pay is the average of the employee's base pay for the three consecutive calendar years in which the employee's base pay was the highest during the last ten full calendar years prior to termination of employment. Base pay does not include bonuses and other additional compensation. In addition, the amount of base pay covered by the Pension Plan is limited by requirements of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Integration Level is one-half of the taxable wage base in effect under the Social Security Act at the time of termination of employment. Under the Pension Plan, an employee earns "Base Points" and "Integration Points" for each year of service. The number of points earned is based on the employee's age at the end of the calendar year and increases as the employee's age increases. Base Points are also awarded based on the amount of accrued benefit that an employee has earned under the Company's Employees' Retirement Plan as of December 31, 1995. Base Points and Integration Points are expressed as a percentage of Final Average Pay. An employee's accrued lump sum benefit equals the total number of Base Points earned times the employee's Final Average Pay plus the total number of Integration Points earned times the employee's Final Average Pay in excess of the Integration Level. An employee becomes vested in his or her benefits under the Pension Plan after five years of service. An employee who has completed ten years of service as of December 31, 1995 and whose age plus service as of December 31, 1995 totals 60 or more may elect to have his or her benefit calculated and paid in accordance with the provisions of the pension formula in effect as of December 31, 1995 under the Pension Plan.

    The Company's Management Benefit Plan provides for the payment of additional amounts to certain key employees of the Company and its subsidiaries (including the executive officers named in the Summary Compensation Table) so that they will receive in the aggregate the benefits they would have been entitled to receive under the Pension Plan without the limitations imposed by the Internal Revenue Code or ERISA. The Management Benefit Plan was amended and restated effective January 1, 1997. Participants in the Management Benefit Plan as of January 1, 1997 (referred to as "grandfathered" participants) generally are eligible to continue their participation under the terms of the Management Benefit Plan in effect prior to January 1, 1997. Grandfathered participants will receive in the aggregate the benefits they would have been entitled to receive under the Pension Plan formula in effect as of December 31, 1995 (regardless of whether such benefit is actually calculated under that formula) without the limitations imposed by the Internal Revenue Code or ERISA. Grandfathered participants in the Management Benefit Plan are also entitled to lifetime annual income upon retirement equal to 50% of the "Bonus Base." For employees who became participants in the Management Benefit Plan prior to March 1, 1990, the Bonus Base is the average of the five highest bonuses awarded to the participant under the Management Incentive Plan during the last ten years of employment by the Company prior to retirement. For employees who became participants in the Management Benefit Plan on or after March 1, 1990, the Bonus Base includes such bonuses awarded only while the employee is a participant in the Management Benefit Plan unless the Compensation Committee prescribes otherwise. The level of annual benefits is reduced if a grandfathered participant retires prior to age 62. A participant in the Management Benefit Plan becomes vested in his or her benefits under the Management Benefit Plan upon completion of five years of service with the Company or when he or she attains age 65, if earlier.

    The following table shows the estimated combined annual amounts payable with respect to various classifications of earnings and years of service to participants in both the Pension Plan and Management Benefit Plan who retire at the normal retirement age of 65 and elect payment of a straight life annuity.

                               PENSION PLAN TABLE

                                          YEARS OF SERVICE
                --------------------------------------------------------------------
REMUNERATION*   5 YEARS   10 YEARS  15 YEARS  20 YEARS  25 YEARS  30 YEARS  35 YEARS
-------------   --------  --------  --------  --------  --------  --------  --------
 $  200,000     $ 42,729  $ 50,458  $ 58,188  $ 65,917  $ 73,646  $ 81,375  $ 89,104
 $  400,000     $ 86,086  $102,173  $118,259  $134,345  $150,432  $166,518  $182,604
 $  600,000     $129,443  $153,887  $178,330  $202,774  $227,217  $251,661  $276,104
 $  800,000     $172,801  $205,601  $238,402  $271,203  $304,003  $336,804  $369,604
 $1,000,000     $216,158  $257,316  $298,473  $339,631  $380,789  $421,947  $463,104
 $1,200,000     $259,515  $309,030  $358,545  $408,060  $457,575  $507,089  $556,604

----------

*For purposes of this table, it is assumed that remuneration is comprised 65% of Final Average Pay and 35% of Bonus Base (both terms as defined above). The benefits are not subject to any reduction for Social Security or other offset amounts.

    The number of years of service under the Pension Plan for each of the executive officers named in the Summary Compensation Table is as follows: Dr. Costley -- 0, Mr. Kean -- 3, Mr. Maddocks -- 7, Mr. Wright -- 4, Mr. Boies -- 0, Mr. Luiso -- 9, Mr. Cocroft -- 7, and Mr. Mishra -- 2. Messrs. Maddocks, Luiso and Cocroft are fully vested in the Management Benefit Plan. Mr. Price does not participate in the Pension Plan or the Management Benefit Plan. Mr. Wright and Mr. Boies have additional retirement benefits as described below.

SUPPLEMENTAL RETIREMENT BENEFITS

    Mr. Wright has an arrangement with the Company pursuant to which he will receive supplemental retirement benefits in addition to any benefits he may receive under the Pension Plan and the Management Benefit Plan, as described above. Mr. Wright has been credited with two years of service, which was reinstated from his prior employment with the Company from 1992 to 1994. In addition, commencing with his re-employment with the Company in August 1995, Mr. Wright will be credited with two years of service under the Pension Plan for each additional year of employment with the Company. Mr. Wright may also elect to have his supplemental pension benefit calculated and paid in accordance with the provisions of the pension formula in effect as of December 31, 1995 under the Pension Plan. The supplemental retirement arrangement also provides for immediate vesting in an annual benefit equal to 50% of the five highest bonuses payable to him under the Company's Management Incentive Plan in his last ten years of employment with the Company, including bonuses paid during his previous period of employment. If Mr. Wright had terminated employment with the Company on February 28, 1997, the annual supplemental retirement benefit payable to Mr. Wright upon attaining age 55 would have been $36,475.

    Mr. Boies has an arrangement with the Company pursuant to which he will receive supplemental retirement benefits in addition to any benefits he may receive under the Pension Plan and the Management Benefit Plan, as described above. Mr. Boies will be credited with one and one-half years of service under the Pension Plan for each year of employment with the Company. Mr. Boies may also elect to have his supplemental pension benefit calculated and paid in accordance with the provisions of the pension formula in effect as of December 31, 1995 under the Pension Plan. If Mr. Boies had terminated employment with the Company on February 28, 1997, no annual supplemental retirement benefit would be payable to Mr. Boies upon attaining age 55.

EMPLOYMENT AGREEMENT

    On November 1, 1996, the Company entered into an employment agreement with Dr. Costley pursuant to which Dr. Costley became employed as Chairman of the Board, President and Chief Executive Officer for the period from January 1, 1997 through December 31, 1999 (with automatic one-year renewals thereafter unless the Company gives notice of termination). The agreement provides for an annual base salary of $600,000, an annual bonus (commencing with fiscal year 1998) if performance goals to be determined by the Compensation Committee are met, participation in the Company's employee benefit plans, and specified perquisites and relocation benefits. The agreement also provided for an award of two separate stock options to purchase an aggregate of 200,000 shares of the Company's Common Stock, which are described above in the Compensation Committee Report on Executive Compensation.

    If, prior to December 31, 1999, the Company terminates Dr. Costley's employment for a reason other than "cause" (as defined in the agreement) or Dr. Costley resigns for "good reason" (as defined in the agreement), Dr. Costley will receive a severance payment in installments over a two-year period in the aggregate amount of (i) two times his annual base salary as of the termination date, (ii) two times the average of his bonuses for the two previous fiscal years (subject to a minimum of 65% of his annual base salary for fiscal year
1998) and (iii) either 65% of his annual base salary or a pro rata portion of his actual bonus for the previous fiscal year (based on the number of weeks employed in the then-current fiscal year), whichever is greater. In the event of termination of employment after December 31, 1999, the agreement provides for a severance payment to be made over an 18-month period based on 1.5 times his annual base salary and average bonuses. If the Company terminates Dr. Costley's employment following a "change of control" (as defined in the agreement) or if Dr. Costley resigns for any reason within 180 days after a change of control, Dr. Costley will receive a severance payment in installments over a three-year period in the aggregate amount of (i) three times his annual base salary as of the termination date, (ii) three times the average of his bonuses for the three previous fiscal years (subject to a minimum of 65% of his annual base salary for fiscal year 1998) and (iii) either 65% of his annual base salary or his actual bonus for the previous fiscal year, whichever is greater. In the event that any payments by the Company to Dr. Costley are subject to an excise tax, including interest and penalties, under the Internal Revenue Code, the Company is obligated to reimburse Dr. Costley for such amounts. Assuming a change of control had occurred and the Company terminated Dr. Costley's employment or Dr. Costley resigned on February 28, 1997, the amount payable to Dr. Costley would have been approximately $3,485,245.

SEPARATION AGREEMENTS

    ANTHONY LUISO. The Company entered into a separation agreement with Mr. Luiso, former Chairman of the Board, President and Chief Executive Officer of the Company, in connection with his resignation from office on May 17, 1996. Under the agreement, Mr. Luiso continued to receive his base salary through June 17, 1996, his last day of employment, and received a payment for his accrued vacation. The separation agreement also provided to Mr. Luiso a severance payment of $1,100,000 and other benefits, which are shown above in the Summary Compensation Table. As part of the separation agreement, Mr. Luiso agreed not to engage in competitive activities with the Company through June 17, 1997.

    In connection with Mr. Luiso's resignation, the Compensation Committee extended the option exercise periods for certain vested stock options held by Mr. Luiso and waived the vesting requirements with respect to 52,035 shares of restricted stock held by Mr. Luiso. Mr. Luiso forfeited 25,000 shares of restricted stock which had been granted to him under the Company's long-term incentive program.

    Mr. Luiso is also entitled to a supplemental retirement benefit, in accordance with the terms of his prior employment agreement, as well as amounts he is eligible for under the Pension Plan and the Management Benefit Plan. Upon attaining age 55, Mr. Luiso will be entitled to an annual supplemental retirement benefit of $67,294, plus an annual retirement benefit of $180,758 under these plans. In the event of a change in control of the Company, Mr. Luiso is entitled to a lump sum payment of his supplemental retirement benefit, which would have been approximately $770,968 if a change in control had occurred on February 28, 1997.

    DUNCAN H. COCROFT. The Company entered into a separation agreement with Mr. Cocroft, former Vice President - Finance and Chief Financial Officer of the Company, in connection with his resignation from office on December 31, 1996. Under the agreement, the Company agreed to retain Mr. Cocroft as an inactive employee until June 30, 1998, at which time Mr. Cocroft will be eligible for retirement from the Company. During such period, Mr. Cocroft will receive a monthly salary of $5,555 and medical and life insurance benefits under the Company's benefit plans in exchange for his agreement to assist the Company with certain business matters. The separation agreement also provided for a severance payment of $255,000 and other amounts shown above in the Summary Compensation Table. As part of the separation agreement, Mr. Cocroft agreed that all stock options and shares of restricted Common Stock of the Company held by him would terminate, expire or be forfeited in accordance with their terms as if Mr. Cocroft's employment had terminated on December 31, 1996. Accordingly, all shares of restricted stock held by Mr. Cocroft were forfeited as of December 31, 1996. Mr. Cocroft also agreed not to engage in any competitive activities with the Company through June 30, 1998. Upon retirement from the Company, Mr. Cocroft will be eligible to receive an aggregate annual retirement benefit of approximately $66,000 under the Pension Plan and the Management Benefit Plan.

    DEVENDRA MISHRA. Mr. Mishra ceased to serve as an executive officer of the Company on June 26, 1996, but continued as an employee of the Company until March 17, 1997. Under a separation agreement between Mr. Mishra and the Company, the Company agreed to make a severance payment and provide certain benefits to Mr. Mishra, the amounts of which are shown above in the Summary Compensation Table. As part of the separation agreement, Mr. Mishra agreed not to engage in certain competitive activities with the Company through April 30, 1999.

    In connection with Mr. Mishra's termination of employment, the Compensation Committee waived the vesting requirements with respect to 19,260 shares of restricted stock held by Mr. Mishra. Mr. Mishra forfeited 170 shares of restricted stock upon his termination of employment.

SEVERANCE AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

    The Company is a party to severance agreements with Messrs. Kean, Maddocks, Wright and Boies. The two-year term of each agreement is automatically extended each year for one additional year unless the Company gives notice to the officer that the Company does not wish to extend the agreement. No such notice has been given to any executive officer. Under each agreement, the Company has agreed to employ the executive officer for a period of two years following a change in control of the Company (as defined in the agreement). If, during such two-year period, the officer's employment is terminated by the Company for any reason other than cause, death or disability, or the officer terminates his employment for "good reason" (as defined in the agreement), the Company is obligated to pay to such officer, in a lump sum, the aggregate of (i) the amounts of any accrued or deferred compensation and (ii) an amount equal to 2.5 times the total of the officer's annual base salary in effect at the time of the change in control plus the average of the bonus awards paid to the officer under the Company's Management Incentive Plan for the three fiscal years immediately preceding the change in control, subject to increase in the event the payment or any other payments made in connection with a change in control constitute "parachute payments" under the Internal Revenue Code. Assuming a change in control of the Company had occurred and each of the officers' employment was terminated by the Company or each officer terminated his employment for "good reason" on February 28, 1997, the amounts payable to Messrs. Kean, Maddocks, Wright and Boies under the agreements would have been approximately $1,069,808, $1,442,068, $956,100 and $713,553, respectively.

    Mr. Wright has a severance agreement with the Company whereby the Company has agreed to pay him 18 months' salary in the event the Company terminates his employment for any reason other than cause prior to August 14, 1997.

    Mr. Boies has an additional severance agreement with the Company. If the Company terminates Mr. Boies' employment for any reason other than cause during his first year of employment, which period ends on October 27, 1997, the Company will pay him three years' salary. If termination of employment occurs during the second year, the Company will pay him two years' salary and, if termination occurs at any time thereafter, the Company will pay him one year's salary.

    The Company has certain other compensatory arrangements with its executive officers which will result from a change in control of the Company. The Management Incentive Plan provides that in the event of a change in control of the Company during the first six months of the Company's fiscal year, each participant in the Management Incentive Plan will receive an immediate cash payment equal to 100% of the target annual bonus amount for that fiscal year as if the target performance objective had been met. In the event of a change in control during the last six months of the Company's fiscal year, each participant will receive an immediate cash payment equal to 100% of the greater of (i) the target annual bonus amount for that fiscal year as if the target performance objective had been met or (ii) the amount determined based upon the anticipated results relating to the performance objective for that fiscal year.

    In addition, in the event of a change in control of the Company, stock options outstanding under the Company's stock-based incentive plans which are not yet exercisable become immediately exercisable and all shares of restricted stock outstanding vest in full.

    The Management Benefit Plan provides for lump sum payments to the participants in the event of a change in control of the Company plus an additional amount in the event the payment constitutes a "parachute payment" under the Internal Revenue Code. In addition, the Board of Directors authorized the establishment and funding of a trust for the purpose of assisting the Company in fulfilling its obligations to the participants in the Management Benefit Plan, which trust will become irrevocable upon the earlier of (i) a change in control of the Company or (ii) a favorable ruling from the Internal Revenue Service that the creation and funding of the trust does not result in constructive receipt to the participants, neither of which event has yet occurred. Assuming a change in control of the Company had occurred on February 28, 1997, the lump sums payable to the executive officers named in the Summary Compensation Table would have been approximately as follows: Dr. Costley -- $0, Mr. Kean -- $125,171, Mr. Maddocks -- $539,085, Mr. Wright -- $90,538, Mr. Boies
-- $0, Mr. Luiso -- $1,873,991, Mr. Cocroft -- $627,772, and Mr. Mishra --
$23,810. Mr. Price does not participate in the Management Benefit Plan.

                            STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total return on the Common Stock of the Company for the last five fiscal years with the cumulative total return of the Standard & Poor's 500 Composite Stock Index (the "S&P 500") and the Dow Jones Food Index for the same period (assuming the investment of $100 in the Company's Common Stock, the S&P 500 and the Dow Jones Food Index on February 29, 1992 and reinvestment of all dividends). The cumulative returns are as of February 28 or February 29 of each year, as the case may be, the Company's fiscal year end.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             INTERNATIONAL MULTIFOODS
                       CORP.               S&P 500    DOW JONES FOOD
2/92                                 100        100               100
2/93                                 101        111               108
2/94                                  70        120                99
2/95                                  79        129               113
2/96                                  82        173               146
2/97                                  97        219               173

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership of the Company's Common Stock and other equity securities with the Securities and Exchange Commission and the New York Stock Exchange. Such officers, directors and greater than ten-percent beneficial owners are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file.

    To the Company's knowledge, based solely on the Company's review of copies of such reports furnished to the Company and written representations from reporting persons that no other reports were required for those persons, the Company believes that, during the fiscal year ended February 28, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were met.

              PROPOSAL TO APPROVE 1997 STOCK-BASED INCENTIVE PLAN

INTRODUCTION

    The Company's Board of Directors adopted, upon the recommendation of the Compensation Committee of the Board, the 1997 Stock-Based Incentive Plan of International Multifoods Corporation (the "1997 Plan"), subject to stockholder approval at the 1997 Annual Meeting. The 1997 Plan would become effective upon approval by the stockholders at the Annual Meeting. The 1997 Plan provides for the grant of stock-based awards to officers and key employees of the Company and its subsidiaries as determined by the Compensation Committee of the Board. Generally, the consideration to be received by the Company for awards under the 1997 Plan will be the officers' and employees' past, present or expected future contributions to the Company. The Compensation Committee and the Board of Directors believe that the continuation of stock-based compensation programs is essential to implementing the Compensation Committee's philosophy as described in the Compensation Committee Report on Executive Compensation in this Proxy Statement.

    The Board of Directors adopted the 1997 Plan in consideration of the small number of shares remaining available for awards to officers and employees under the Company's existing stock-based plans. The Company's existing stock-based plans are the 1986 Stock Option Incentive Plan (the "1986 Plan"), Part I of the Amended and Restated 1989 Stock-Based Incentive Plan (the "1989 Plan") and Part II of the 1989 Plan. All of these plans were approved by the Company's stockholders. As of March 31, 1997, only 21,314 shares remained available for awards under Part I of the 1989 Plan and no further awards may be made under the 1986 Plan. Part II of the 1989 Plan provides for grants of stock options and shares of restricted Common Stock to the Company's non-employee directors in accordance with the specific terms of that plan. No changes are proposed to Part II of the 1989 Plan. If the 1997 Plan is approved by the Company's stockholders, no additional awards will be granted under Part I of the 1989 Plan. However, all outstanding awards under Part I of the 1989 Plan, as well as the 1986 Plan, will continue in accordance with their terms.

    The following summary of the 1997 Plan is qualified in its entirety by reference to the full text of the 1997 Plan, which is attached to this Proxy Statement as Exhibit A. The 1997 Plan has been designed to meet the requirements of Section 162(m) of the Internal Revenue Code, regarding the deductibility of executive compensation.

SUMMARY OF THE 1997 PLAN

    PURPOSE. The purpose of the 1997 Plan is to enable the Company and its subsidiaries to attract and retain officers and key employees capable of assuring the future success of the Company and to provide opportunities for stock ownership by such officers and employees in order to link their interests with those of the Company's stockholders.

    ADMINISTRATION. The Plan will be administered by a committee of the Board of Directors (the "Committee") comprised of at least the number of directors as is required to permit the 1997 Plan to satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). Each member of the Committee will be a "Non-Employee Director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee of the Board will be the Committee that administers the Plan, all of whose members are both "Non-Employee Directors" within the meaning of Rule 16b-3 and "outside directors" within the meaning of
Section 162(m) of the Internal Revenue Code. The Committee will have full power to determine when and to whom awards will be granted and the form, amount and other terms and conditions of each award, subject to the provisions of the 1997 Plan. The Committee will have full authority to interpret the 1997 Plan and to adopt rules, regulations and procedures with respect to the administration of the 1997 Plan. The Committee is permitted to grant awards prior to stockholder approval of the 1997 Plan at the Annual Meeting, provided that all awards are contingent upon such approval. See "New Plan Benefits" below.

    ELIGIBILITY AND NUMBER OF SHARES. Officers and key employees of the Company and its subsidiaries will be eligible to be selected by the Committee to participate in the 1997 Plan. The Company and its subsidiaries currently have approximately 7,100 employees. Members of the Committee and other non-employee directors of the Company are not eligible to receive awards under the 1997 Plan. The 1997 Plan provides for the issuance of up to 750,000 shares of the Company's Common Stock, subject to adjustment in the event of a reorganization, recapitalization, stock split, stock dividend, merger or other changes in the corporate structure or stock of the Company. Shares of the Company's Common Stock subject to awards under the 1997 Plan which are not used or are forfeited because the terms and conditions of the awards are not met may again be used for awards under the 1997 Plan. Shares of the Company's Common Stock used by a participant as full or partial payment to the Company of the purchase price relating to an award or in connection with the satisfaction of tax obligations relating to an award will also again be available for awards under the 1997 Plan.

    Of the 750,000 shares authorized under the 1997 Plan, a maximum of 150,000 shares will be available for issuance pursuant to awards of restricted stock or restricted stock units. In addition, no participant may be granted stock options and any other award, the value of which is based solely on an increase in the price of the Company's Common Stock, relating to more than 100,000 shares in the aggregate in any calendar year.

    TYPES OF AWARDS AND CERTAIN TERMS AND CONDITIONS. The types of awards that may be granted under the 1997 Plan are stock options, stock appreciation rights, restricted stock, restricted stock units and performance awards, and any combination of these. The 1997 Plan provides that all awards are to be evidenced by written agreements containing the terms and conditions of the awards. The Committee may not amend or discontinue any outstanding award without the consent of the holder of the award if the Committee's action would adversely affect the rights of the holder. An award may not have a term longer than ten years from the date of grant. Awards will not be transferable other than by will or by the laws of descent and distribution. During the lifetime of a participant, a stock option or stock appreciation right may be exercised only by the participant to whom such award is granted.

    STOCK OPTIONS. Incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code and non-qualified stock options may be granted under the 1997 Plan. The Committee will establish the exercise price of each option, but in no event will the exercise price be less than 100% of the fair market value of the Company's Common Stock on the date of grant. Stock options may be exercised in whole or in part by payment in full of the exercise price in cash or such other form of consideration as the Committee may specify, including delivery of shares of Common Stock having a fair market value on the date of exercise equal to the exercise price. Stock options will be exercisable at such times as the Committee determines. However, stock options will become immediately exercisable following the occurrence of a "designated event" (as defined in the 1997 Plan).

    STOCK APPRECIATION RIGHTS. The Committee may grant a stock appreciation right in connection with a stock option or separately from a stock option. Upon exercise of a stock appreciation right by a recipient, the recipient is entitled to receive the excess of the fair market value of one share of Common Stock on the date of exercise over the fair market value of one share of Common Stock on the date of grant. The payment will be made in cash or shares of Common Stock, or a combination of cash and shares, as determined by the Committee. Stock appreciation rights will be exercisable at such times as the Committee determines, but will become immediately exercisable following the occurrence of a "designated event" (as defined in the 1997 Plan).

    RESTRICTED STOCK AND RESTRICTED STOCK UNITS. The Committee may grant shares of restricted stock and restricted stock units subject to such restrictions and terms and conditions as the Committee may impose. Shares of restricted stock granted under the 1997 Plan will be evidenced by stock certificates, which will be held by the Company, and the Committee may, in its discretion, grant voting and dividend rights with respect to such shares. No shares of stock will be issued at the time of award of restricted stock units. A restricted stock unit will have a value equal to the fair market value of one share of Common Stock of the Company and may include, if so determined by the Committee, the value of any dividends or other rights or property received by stockholders after the date of grant of the restricted stock unit. The Committee has the right to waive any vesting requirements or to accelerate the vesting of restricted stock or restricted stock units.

    PERFORMANCE AWARDS. A performance award will entitle the recipient to payments based upon the achievement of specified performance goals. The Committee will establish the terms and conditions of a performance award, including the performance goals to be achieved during the performance period, the length of the performance period and the amount and form of payment of the performance award. A performance award may be denominated or payable in cash, shares of stock or other securities, or other awards. The Committee has the right to waive any performance requirements with respect to performance awards.

    DURATION, TERMINATION AND AMENDMENT. The 1997 Plan (but not awards outstanding under the 1997 Plan) will terminate on June 20, 2007 and no awards may be granted after that date. The 1997 Plan permits the Board of Directors to amend or terminate the 1997 Plan at any time, except that such action may not adversely affect the rights of any participant under an outstanding award without the participant's consent. It is intended that the 1997 Plan qualify as an incentive stock option plan meeting the requirements of Section 422 of the Internal Revenue Code and that certain awards under the 1997 Plan constitute "qualified performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code. Unless otherwise determined by the Board of Directors, amendments to the 1997 Plan will be subject to stockholder approval to the extent necessary to satisfy such requirements and meet such qualifications as in effect from time to time under the Internal Revenue Code, or to the extent necessary to satisfy the requirements of the listing rules of The New York Stock Exchange, Inc.

FEDERAL TAX CONSEQUENCES

    The Company has been advised by its counsel that awards made under the 1997 Plan generally will result in the following tax consequences for United States citizens under current United States federal income tax laws.

    INCENTIVE STOCK OPTIONS. A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time an incentive stock option is granted under the 1997 Plan. If certain statutory employment and holding period conditions are satisfied before the recipient disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option and the Company will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a recipient will be a capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares by a recipient after the expiration of the statutory holding periods.

    Except in the event of death, if shares acquired by a recipient upon the exercise of an incentive stock option are disposed of by such recipient before the expiration of the statutory holding periods (a "disqualifying disposition"), such recipient will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. The Company will be entitled to a deduction at the same time and in the same amount as the recipient is deemed to have realized ordinary income. Generally, any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If the recipient pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the recipient will be treated as having made a disqualifying disposition of such shares, and the tax consequences of such disqualifying disposition will be as described above.

    The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes an incentive stock option will be treated as if it were a non-qualified stock option, the tax consequences of which are discussed below.

    NON-QUALIFIED STOCK OPTIONS. A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time a non-qualified stock option is granted under the 1997 Plan. Generally, at the time of exercise of a non-qualified stock option, the recipient will realize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss.

    STOCK APPRECIATION RIGHTS, RESTRICTED STOCK UNITS AND PERFORMANCE AWARDS. Generally, (i) a recipient will not realize income upon the grant of a stock appreciation right, restricted stock unit or performance award, (ii) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, in the year cash, shares of Common Stock or a combination of cash and shares are delivered to the recipient upon exercise of a stock appreciation right or in payment of a restricted stock unit or performance award and (iii) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of Common Stock received. When the recipient disposes of the shares, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realized ordinary income will be treated as a capital gain or loss.

    RESTRICTED STOCK. Unless a recipient files an election to be taxed under
Section 83(b) of the Internal Revenue Code, generally (i) the recipient will not realize income upon the grant of restricted stock, (ii) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, when the restrictions have been removed or expire and (iii) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Internal Revenue Code, the tax consequences to the recipient and the Company will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions. When the recipient disposes of the shares, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realized ordinary income will be treated as a capital gain or loss.

    WITHHOLDING. The 1997 Plan permits the Company to require a recipient receiving shares of Common Stock under the 1997 Plan to pay the Company in cash an amount sufficient to cover any required withholding taxes. In lieu of cash, the Committee may permit a recipient to cover withholding obligations through a reduction in the number of shares delivered to such recipient or by delivery to the Company of shares already owned by the recipient.

NEW PLAN BENEFITS

    The only awards that have been granted under the 1997 Plan are non-qualified stock options. The stock options were granted subject to approval of the 1997 Plan by the stockholders at the 1997 Annual Meeting, and, if not so approved, these awards will be null and void. Set forth below are the numbers of shares underlying the stock options which have been granted under the 1997 Plan to the persons and the groups identified. The numbers and types of awards that will be granted in the future under the 1997 Plan are not determinable as the Committee will make such determinations in its sole discretion.

                                                                               NUMBER OF SHARES
                                                                               UNDERLYING STOCK
NAME AND POSITION                                                              OPTIONS GRANTED
-----------------------------------------------------------------------------  ----------------
Gary E. Costley, Ph.D. ......................................................        100,000(1)
 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
All Current Executive Officers as a Group (including Dr. Costley)............        130,000
All Directors who are not Executive Officers as a Group (not eligible).......              0
All Employees, Not Executive Officers, as a Group............................              0

----------

(1) The exercise price of the stock option is $18.1875 per share, the fair market value of a share of the Company's Common Stock on the date of grant. The expiration date of the stock option is December 31, 2006. The other material terms and conditions of the stock option are described in this Proxy Statement in the Compensation Committee Report on Executive Compensation under the heading, "Compensation of the Chief Executive Officer -- Gary E. Costley."

BOARD RECOMMENDATION

    The Board of Directors recommends a vote FOR the approval of the 1997 Plan.

                      APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors of the Company has appointed KPMG Peat Marwick LLP, certified public accountants, as the Company's independent auditors for the fiscal year ending February 28, 1998, subject to stockholder approval. KPMG Peat Marwick LLP has audited the books of the Company for many years. The action of the Board of Directors was taken upon the recommendation of the Audit Committee of the Board of Directors.

    Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

    The Board of Directors recommends a vote FOR the approval of the appointment of KPMG Peat Marwick LLP.

               STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

    Any stockholder proposal intended to be presented for consideration at the 1998 Annual Meeting of Stockholders and to be included in the Company's proxy statement must be received at the principal executive offices of the Company by the close of business on January 15, 1998. Proposals should be sent to the attention of the Secretary.

                                 OTHER MATTERS

    The Company is not aware of any other matters which may come before the Annual Meeting. If other matters are properly presented at the Annual Meeting, it is the intention of the persons named as proxies in the enclosed proxy to vote in accordance with their judgment as to the best interests of the Company.

                                          By Order of the Board of Directors

                                          FRANK W. BONVINO

                                          SECRETARY

May 15, 1997

                                                                       EXHIBIT A

                       1997 STOCK-BASED INCENTIVE PLAN OF
                      INTERNATIONAL MULTIFOODS CORPORATION

    The purpose of the 1997 Stock-Based Incentive Plan of International Multifoods Corporation is to enable International Multifoods Corporation ("Multifoods") and its subsidiaries to attract and retain officers and key employees capable of assuring the future success of Multifoods and to provide opportunities for stock ownership by such officers and employees which will increase their proprietary interest in Multifoods and, consequently, their identification with the interests of the stockholders of Multifoods. The 1997 Stock-Based Incentive Plan of International Multifoods Corporation shall be referred to herein as the "Plan."

    The Plan shall become effective upon being approved by the requisite affirmative vote of the stockholders of Multifoods entitled to vote thereon at the annual meeting of stockholders of Multifoods to be held on June 20, 1997, or any adjournment thereof. From and after the effective date of the Plan, no awards of any kind shall be made under Part I of the Amended and Restated 1989 Stock-Based Incentive Plan of International Multifoods Corporation, but all outstanding awards previously granted under Part I of such plan shall remain outstanding in accordance with the terms thereof. The Plan (but not Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Awards theretofore granted under the Plan) shall terminate on, and no Awards shall be granted after, June 20, 2007.

SECTION 1. DEFINITIONS

    For purposes of the Plan, the following terms shall have the meanings set forth below:

        "Award" shall mean an award granted to a Participant in accordance with the provisions of the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Performance Awards, or any combination thereof.

        "Award Agreement" shall mean the written agreement evidencing each Award granted to a Participant under the Plan.

        "Board" shall mean the Board of Directors of Multifoods.

        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        "Committee" shall mean the Compensation Committee of the Board or such other committee of Directors as may be designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit the Plan to satisfy the requirements of Rule 16b-3, and each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m).

        "Date of Grant" shall mean the date on which the Committee grants the Award or such other date as the Committee may designate.

        "Designated Event" shall mean any of the following:

           (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of Stock (the "Outstanding Stock") or (ii) the combined voting power of the then outstanding voting securities of Multifoods entitled to vote generally in the election of Directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this provision (a), the following acquisitions shall not constitute a Designated Event: (i) any acquisition directly from Multifoods, (ii) any acquisition by Multifoods, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Multifoods or any corporation controlled by Multifoods or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of provision (c) of this definition; or

           (b) individuals, who, as of the date hereof, constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the date hereof whose election, or nomination for election by Multifoods' stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

           (c) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Multifoods (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Multifoods or all or substantially all of Multifoods' assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of Multifoods or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

           (d) the approval by the stockholders of Multifoods of a complete liquidation or dissolution of Multifoods.

        "Director" or "Directors" shall mean a member, or more than one member, of the Board of Directors of Multifoods.

        "Eligible Employee" shall mean any officer or key employee of Multifoods or any Subsidiary designated by the Committee to receive an Award.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

        "Fair Market Value" shall mean, as of any date, the mean of the high and low sale prices of a share of Stock on The New York Stock Exchange, Inc., or its successor on such date (or, if no sale took place on such exchange on such date, the mean between the high and low sale prices on such exchange on the most recent preceding date on which a sale took place).

        "Incentive Stock Option" shall mean an Option which is designated as such by the Committee and which meets the requirements of Section 422 of the Code on the Date of Grant.

        "Multifoods" shall mean International Multifoods Corporation, a Delaware corporation.

        "Non-Qualified Stock Option" shall mean an Option other than an Incentive Stock Option.

        "Option" shall mean a stock option awarded pursuant to the Plan to purchase Stock.

        "Participant" shall mean an Eligible Employee who receives an Award which has not been terminated, expired or been fully exercised.

        "Performance Award" shall mean a performance award made to a Participant pursuant to the Plan.

        "Plan" shall mean this 1997 Stock-Based Incentive Plan of International Multifoods Corporation.

        "Restricted Stock" shall mean the award of Stock pursuant to the Plan.

        "Restricted Stock Unit" shall mean a unit awarded pursuant to the Plan having a value equal to the Fair Market Value of one share of Stock (plus, if so determined by the Committee, the value of any dividends or other rights or property received by holders of Stock after the Date of Grant of such Restricted Stock Unit).

        "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

        "Section 162(m)" shall mean Section 162(m) of the Code.

        "Stock" shall mean common stock (par value $.10 per share) of Multifoods.

        "Stock Appreciation Right" shall mean a stock appreciation right awarded pursuant to the Plan, which need not be granted in tandem with an Option.

        "Subsidiary" shall mean any subsidiary or affiliate of Multifoods.

SECTION 2. SHARES OF STOCK SUBJECT TO THE PLAN

    Subject to adjustment as provided in Section 11 hereof, an aggregate of 750,000 shares of Stock shall be available to Participants under the Plan. Of such shares of Stock, a maximum of 150,000 shares shall be available for issuance pursuant to Awards of Restricted Stock and Restricted Stock Units. The shares of Stock deliverable upon the exercise of any Award may be made available from authorized but unissued shares or shares reacquired by Multifoods, including shares of Stock purchased in the open market or in private transactions. For purposes of this Section 2, if an Award entitles the holder thereof to receive or purchase shares of Stock, the number of shares subject to such Award shall reduce as of the Date of Grant the aggregate number of shares available for granting Awards under the Plan by the number of shares subject to such Award. If Stock Appreciation Rights are granted in tandem with an Option under Section 4 hereof and the exercise of the Option would cancel the Stock Appreciation Rights and vice versa, then the grant of such Stock Appreciation Rights shall not reduce the number of shares of Stock available for granting Awards under the Plan. Any shares of Stock that are used by a Participant as full or partial payment to Multifoods of the purchase price relating to an Award, or in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards (other than Incentive Stock Options) to Eligible Employees. If any Award granted under the Plan shall terminate, the shares of Stock subject to, but not delivered under, such Award shall be available for other Awards.

SECTION 3. GRANTS OF AWARDS; EXPIRATION OF AND LIMITATIONS ON AWARDS

    (a) Officers and other key employees of Multifoods or any Subsidiary shall be eligible to be selected by the Committee to participate in the Plan. The Committee may require any Participant to remain in the employ of Multifoods or a Subsidiary for a stated period or periods of time before an Award may be exercised; provided that nothing in the Plan or in any Award Agreement shall confer upon any Participant any right to remain in the employ of Multifoods or any of its Subsidiaries, and nothing herein shall be construed in any manner to interfere in any way with the right of Multifoods or any Subsidiary to terminate such Participant's employment at any time.

    (b) Subject to the provisions of the Plan, the Committee shall:

         (i) determine and designate from time to time those Eligible Employees to whom Awards are to be granted;

         (ii) determine the form or forms of Award to be granted;

        (iii) determine the amount or number of shares of Stock subject to each Award; and

        (iv) determine the terms and conditions of each Award, provided that no Award shall have a term that extends beyond 10 years from the Date of Grant.

    (c) Each Award granted under the Plan shall be evidenced by a written Award Agreement. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

    (d) In case of termination of employment, the following provisions shall apply:

         (i) if a Participant who has been granted an Option or Stock Appreciation Rights shall die before such Option or Stock Appreciation Rights have expired, his or her Option or Stock Appreciation Rights may be exercised, to the extent exercisable at the date of death, by the personal representatives or administrators of the Participant or by any person or persons to whom the Participant's rights under the Option or Stock Appreciation Rights pass by will or the applicable laws of descent and distribution, as follows:

           (A) in the case of an Incentive Stock Option and Stock Appreciation Rights granted in tandem with such Incentive Stock Option, at any time, or from time to time, within 12 months after the date of the Participant's death or such shorter period as the Committee may specify as set forth in the Award Agreement; and

           (B) in the case of a Non-Qualified Stock Option, Stock Appreciation Rights granted in tandem with a Non-Qualified Stock Option and Stock Appreciation Rights not granted in tandem with an Option, at any time, or from time to time, within such period as the Committee may specify as set forth in the Award Agreement;

           but, in either event, not later than the expiration of the applicable exercise period.

         (ii) if a Participant's employment terminates because of any reason other than his or her death, such Participant may exercise his or her Options or Stock Appreciation Rights, to the extent exercisable at the date of termination of employment as follows:

           (A) in the case of an Incentive Stock Option and Stock Appreciation Rights granted in tandem with such Incentive Stock Option, at any time, or from time to time, within three months after the date of termination of employment or such shorter period as the Committee may specify as set forth in the Award Agreement; and

           (B) in the case of a Non-Qualified Stock Option, Stock Appreciation Rights granted in tandem with a Non-Qualified Stock Option and Stock Appreciation Rights not granted in tandem with an Option, at any time, or from time to time, within such period as the Committee may specify as set forth in the Award Agreement;

           but, in either event, not later than the expiration of the applicable exercise period.

    (e) No Eligible Employee may be granted any Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Stock after the Date of Grant thereof, for more than 100,000 shares of Stock in the aggregate in any calendar year. The foregoing annual limitation specifically includes the grant of any Award or Awards representing "qualified-performance-based compensation" within the meaning of Section 162(m).

    (f) No Award granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of a Participant, an Option or Stock Appreciation Right shall be exercisable only by the Participant to whom the Option or Stock Appreciation Right is granted.

    (g) The Committee may grant Awards prior to approval of the Plan by the stockholders of Multifoods at the annual meeting of stockholders of Multifoods to be held on June 20, 1997, or any adjournment thereof, provided that all such Awards shall be contingent upon such approval.

SECTION 4. OPTIONS

    (a) Subject to the provisions of paragraph (d) of this Section 4, any Option granted by the Committee may be either an Incentive Stock Option or a Non-Qualified Stock Option, as the Committee shall determine.

    (b) The option price of the shares of Stock covered by each Option shall not be less than 100% of the Fair Market Value of such shares on the Date of Grant.

    (c) Subject to the other provisions of the Plan, any Option may be exercised in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including without limitation payment by delivery of Stock having a Fair Market Value on the exercise date equal to the total option price, or by a combination of Stock and other consideration, as the Committee may specify in the applicable Award Agreement.

    (d) To the extent that the aggregate Fair Market Value (determined as of the Date of Grant) of the Stock with respect to which all Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans described in Section 422(d) of the Code of Multifoods and its Subsidiaries) exceeds $100,000, such Option shall be treated as an Option which does not qualify as an Incentive Stock Option.

    (e) Notwithstanding anything else contained herein, any Option may be exercised in full at any time following the occurrence of a Designated Event.

SECTION 5. STOCK APPRECIATION RIGHTS

    (a) Stock Appreciation Rights granted under the Plan may, but need not, relate to a specific Option granted under Section 4 hereof. Any Stock Appreciation Right related to a Non-Qualified Stock Option may be granted at the same time the Option is granted or at any time thereafter before exercise or expiration of the Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time the Option is granted. Any Stock Appreciation Right related to any Option shall be exercisable only to the extent the related Option is exercisable. The Committee may impose such conditions or restrictions on the exercise of Stock Appreciation Rights as it shall deem appropriate.

    (b) Upon the exercise of each Stock Appreciation Right, Multifoods shall pay to the Participant the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the Fair Market Value of one share of Stock on the Date of Grant (the "Base Value"). Any such payment by Multifoods may be made in cash, in shares of Stock (valued at the Fair Market Value on the date of exercise) or in a combination thereof, as the Committee shall determine.

    (c) Notwithstanding anything else contained herein, any Stock Appreciation Right may be exercised in full at any time following the occurrence of a Designated Event.

SECTION 6. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

    The Committee may grant Awards of Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

    (a) Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a share of Restricted

Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

    (b) Any Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by Multifoods. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. In the case of Restricted Stock Units, no shares of Stock shall be issued at the time such Awards are granted.

    (c) Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all shares of Restricted Stock and all Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by Multifoods; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of Multifoods, waive in whole or in part any or all remaining restrictions with respect to shares of Restricted Stock or Restricted Stock Units. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive shares of Stock, such shares shall be issued and delivered to the holders of the Restricted Stock Units.

    (d) Without limiting the generality of the foregoing, the Committee may specify in an Award Agreement granting an Award of Restricted Stock or Restricted Stock Units, or subsequently determine in its discretion, that, upon the occurrence of a Designated Event, the restrictions applicable to such Award shall lapse with respect to, and the Participant shall be unconditionally vested in, all or any part of the Award.

SECTION 7. PERFORMANCE AWARDS

    (a) The Committee may grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, shares of Stock (including, without limitation, Restricted Stock), other securities or other Awards and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

    (b) Without limiting the generality of the foregoing, the Committee may specify in an Award Agreement granting a Performance Award, or subsequently determine in its discretion, that, upon the occurrence of a Designated Event, the performance requirements applicable to such Performance Award shall terminate with respect to, and the Participant shall be unconditionally vested in, all or any part of the Performance Award.

SECTION 8. ADMINISTRATION OF THE PLAN

    The Committee shall have the full power and authority to interpret and administer the Plan. The Committee may adopt such rules, regulations and procedures with respect to the administration of the Plan as it deems appropriate. Any decisions, determinations or actions made or taken by the Committee pursuant to the Plan shall be final, conclusive and binding on all persons for all purposes. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 9. DELIVERY OF SHARES; SECURITIES LAW COMPLIANCE

    (a) No shares of Stock shall be issued or delivered pursuant to any exercise of an Award hereunder until the requirements of such laws and regulations as may be deemed by the Committee to be applicable thereto are satisfied.

    (b) Without limiting the generality of the foregoing, all certificates for shares of Stock delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws.

SECTION 10. WITHHOLDING

    Upon exercise or receipt of (or the lapse of restrictions relating to) any Award, the delivery of shares of Stock subject to such Award shall be subject to payment of any required withholding taxes. A Participant receiving shares of Stock subject to withholding taxes may, as a condition precedent to receiving the shares of Stock, be required to pay Multifoods a cash amount equal to the amount of required withholdings. In lieu of all or any part of such a cash payment, the Committee may permit the Participant to elect to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the Participant's full Federal Insurance Contributions Act and federal, state and local income taxes with respect to income arising from exercise of Options or receipt of Restricted Stock or shares of Stock in payment of Performance Awards, through a reduction of the number of shares of Stock delivered to the Participant and/or through the return to Multifoods of shares of Stock delivered to the Participant in connection with the Award or shares otherwise held by such Participant.

SECTION 11. ADJUSTMENT OF AND CHANGES IN STOCK

    In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other changes in the corporate structure or stock of Multifoods, the Committee shall make such adjustments as it deems appropriate in the number and kind of shares of Stock authorized by the Plan, in the number and kind of shares of Stock covered by the Awards granted and in the exercise price of outstanding Options or the Base Value of outstanding Stock Appreciation Rights.

SECTION 12. NO RIGHTS OF STOCKHOLDERS

    Except with respect to Restricted Stock, neither a Participant nor the Participant's legal representative shall be, or have any of the rights and privileges of, a stockholder of Multifoods in respect of any shares of Stock receivable upon the exercise of any Award, in whole or in part, unless and until certificates for such shares of Stock shall have been issued.

SECTION 13. AMENDMENTS

    (a) The Board may, at any time, amend or terminate the Plan, subject to the following:

         (i) No such amendment may adversely affect the rights of any Participant under an Award which has not terminated, expired or been fully exercised without the consent of such Participant or beneficiary thereof.

         (ii) It is intended that the Plan qualify as an incentive stock option plan meeting the requirements of Section 422 of the Code or any successor thereto, and that certain Awards constitute "qualified performance-based compensation" within the meaning of Section 162(m). Unless otherwise determined by the Board, amendments to the Plan shall be subject to approval of the stockholders of Multifoods to the extent necessary to satisfy such requirements and meet such qualifications as in effect from time to time.

        (iii) Unless otherwise determined by the Board, amendments to the Plan shall be subject to approval of the stockholders of Multifoods to the extent necessary to satisfy the requirements of the listing rules of The New York Stock Exchange, Inc.

    (b) The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or beneficiary thereof.

SECTION 14. GOVERNING LAW.

    The validity, construction and effect of the Plan and any Award shall be determined in accordance with the laws of the State of Delaware.

SECTION 15. SEVERABILITY.

    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken, and the remainder of the Plan or any such Award shall remain in full force and effect.

                                [RECYCLED LOGO]
                              PRINTED ON RECYCLED
                              PAPER CONTAINING AT
                             LEAST 10% FIBERS FROM
                               PAPER RECYCLED BY
                                   CONSUMERS.

PROXY                 INTERNATIONAL MULTIFOODS CORPORATION
                      1997 ANNUAL MEETING OF STOCKHOLDERS
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

       The undersigned hereby appoints Gary E. Costley, Nicholas L. Reding and Jack D. Rehm, and each of them, with power to appoint a substitute, to vote, in accordance with the specifications appearing below, all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of International Multifoods Corporation, a Delaware corporation, to be held on Friday, June 20, 1997, at 10:00 a.m. local time, and at all adjournments thereof, and, in their discretion, upon all other matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof, and hereby revokes all former proxies. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

1. ELECTION OF DIRECTORS. NOMINEES: Gary E. Costley, Nicholas L. Reding and Jack
   D. Rehm

/ / VOTE FOR all nominees listed above,        / / WITHHOLD AUTHORITY
  except those whose names are written below:    to vote for all nominees listed
                                                 above

--------------------------------------------------------------------------------

2. PROPOSAL TO APPROVE THE 1997 STOCK-BASED INCENTIVE PLAN.

          / / FOR    / / AGAINST    / / ABSTAIN

3. PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

          / / FOR    / / AGAINST    / / ABSTAIN

                          (CONTINUED, AND TO BE SIGNED AND DATED, ON OTHER SIDE)

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY SHALL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

                                         Dated: -------------------------, 1997

                                         -------------------------------------
                                         Signature

                                         ---------------------------------------
                                         (If there are co-owners both must sign)
                                         THE SIGNATURE(S) SHOULD  BE EXACTLY  AS
                                         THE NAME(S) APPEAR PRINTED TO THE LEFT.
                                         IF   A  CORPORATION,  PLEASE  SIGN  THE
                                         CORPORATION NAME  IN  FULL  BY  A  DULY
                                         AUTHORIZED  OFFICER  AND  INDICATE  THE
                                         OFFICE OF THE  SIGNER. WHEN SIGNING  AS
                                         EXECUTOR,   ADMINISTRATOR,   FIDUCIARY,
                                         ATTORNEY, TRUSTEE  OR GUARDIAN,  OR  AS
                                         CUSTODIAN FOR A MINOR, PLEASE GIVE FULL
                                         TITLE  AS SUCH. IF  A PARTNERSHIP, SIGN
                                         IN THE PARTNERSHIP NAME.

                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                   CARD PROMPTLY USING THE ENCLOSED ENVELOPE

                CONFIDENTIAL VOTING INSTRUCTIONS TO NORWEST BANK
           MINNESOTA, N.A., AS TRUSTEE UNDER THE EMPLOYEES' VOLUNTARY
      INVESTMENT AND SAVINGS PLAN OF INTERNATIONAL MULTIFOODS CORPORATION

    I hereby direct that the voting rights pertaining to shares of Common Stock of INTERNATIONAL MULTIFOODS CORPORATION, a Delaware corporation, held by the Trustee and allocated to my Member Account shall be exercised at the Annual Meeting of Stockholders of INTERNATIONAL MULTIFOODS CORPORATION, to be held at Minneapolis, Minnesota on June 20, 1997, and at all adjournments thereof, upon the matters set forth below and upon such other business as may properly come before the Annual Meeting, all as set forth in the Proxy Statement. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

1. ELECTION OF DIRECTORS. NOMINEES: Gary E. Costley, Nicholas L. Reding and Jack
   D. Rehm

/ / VOTE FOR all nominees listed above,        / / WITHHOLD AUTHORITY
  except those whose names are written below:    to vote for all nominees listed
                                                 above

--------------------------------------------------------------------------------

2. PROPOSAL TO APPROVE THE 1997 STOCK-BASED INCENTIVE PLAN.

          / / FOR    / / AGAINST    / / ABSTAIN

3. PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

          / / FOR    / / AGAINST    / / ABSTAIN

                          (CONTINUED, AND TO BE SIGNED AND DATED, ON OTHER SIDE)

THIS CARD IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF THE COMPANY. THE VOTING RIGHTS REPRESENTED HEREBY WILL BE EXERCISED AS DIRECTED BY YOU. AS TO MATTERS COMING BEFORE THE MEETING FOR WHICH NO VOTING INSTRUCTIONS ARE RECEIVED BY THE TRUSTEE PRIOR TO THE MEETING, THE TRUSTEE WILL EXERCISE VOTING RIGHTS IN PROPORTION TO THE VOTING INSTRUCTIONS ACTUALLY RECEIVED BY THE TRUSTEE PRIOR TO THE MEETING.

                                         Dated: -------------------------, 1997
                                         -------------------------------------
                                         Signature
                                         (PLEASE DATE AND SIGN EXACTLY AS YOUR
                                         NAME APPEARS HEREON.)

                  PLEASE MARK, SIGN, DATE AND RETURN THIS CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE

          CONFIDENTIAL VOTING INSTRUCTIONS TO THE CANADA TRUST COMPANY
                  AS TRUSTEE UNDER THE STOCK PURCHASE PLAN OF
                           ROBIN HOOD MULTIFOODS INC.

    I hereby direct that the voting rights pertaining to shares of Common Stock of INTERNATIONAL MULTIFOODS CORPORATION, a Delaware corporation, held by the Trustee and allocated to my Member Account shall be exercised at the Annual Meeting of Stockholders of INTERNATIONAL MULTIFOODS CORPORATION, to be held at Minneapolis, Minnesota on June 20, 1997, and at all adjournments thereof, upon the matters set forth below and upon such other business as may properly come before the Annual Meeting, all as set forth in the Proxy Statement. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

1. ELECTION OF DIRECTORS. NOMINEES: Gary E. Costley, Nicholas L. Reding and Jack
   D. Rehm

/ / VOTE FOR all nominees listed above,        / / WITHHOLD AUTHORITY
  except those whose names are written below:    to vote for all nominees listed
                                                 above

--------------------------------------------------------------------------------

2. PROPOSAL TO APPROVE THE 1997 STOCK-BASED INCENTIVE PLAN.

          / / FOR    / / AGAINST    / / ABSTAIN

3. PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

          / / FOR    / / AGAINST    / / ABSTAIN

                          (CONTINUED, AND TO BE SIGNED AND DATED, ON OTHER SIDE)

THIS CARD IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF THE COMPANY. THE VOTING RIGHTS REPRESENTED HEREBY WILL BE EXERCISED AS DIRECTED BY YOU. AS TO MATTERS COMING BEFORE THE MEETING FOR WHICH NO VOTING INSTRUCTIONS ARE RECEIVED BY THE TRUSTEE PRIOR TO THE MEETING, THE TRUSTEE MAY EXERCISE VOTING RIGHTS IN SUCH MANNER AS THE TRUSTEE MAY, IN ITS DISCRETION, DETERMINE.

                                         Dated: -------------------------, 1997
                                         -------------------------------------
                                         Signature
                                         (PLEASE DATE AND SIGN EXACTLY AS YOUR
                                         NAME APPEARS HEREON.)

                  PLEASE MARK, SIGN, DATE AND RETURN THIS CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE